AGREEMENT OF PURCHASE AND SALE


                                     BETWEEN

                  PLAZA ONE EXCHANGE PLACE LIMITED PARTNERSHIP
                  HARBORSIDE EXCHANGE PLACE LIMITED PARTNERSHIP
                 PLAZA II AND III URBAN RENEWAL ASSOCIATES L.P.

                            collectively, as Seller,

                                       and

                            CALI REALTY CORPORATION,

                                  as Purchaser



                            Dated: September 11, 1996


                              Location Of Property:

                         THE HARBORSIDE FINANCIAL CENTER
                             JERSEY CITY, NEW JERSEY

                                TABLE OF CONTENTS



ARTICLE I.  Sale of Property....................................................
      1.1.  Sale ...............................................................
      1.2.  Ground Leases.......................................................

ARTICLE II.  Purchase Price.....................................................
      2.1.  Purchase Price.  ...................................................
      2.2.  Additional and Contingent Consideration.............................

ARTICLE III.  Deposit...........................................................
      3.1.  Deposit ............................................................
      3.2.  Application of Deposit. ............................................
      3.3.  Escrow Agent........................................................

ARTICLE IV.  Closing, Prorations and Closing Costs..............................
      4.1.  Closing ............................................................
      4.2.  Prorations..........................................................
      4.3.  Closing Costs.......................................................

ARTICLE V.  Purchaser's Right of Inspection; Feasibility Period.................
      5.1.  Right to Evaluate...................................................
      5.2.  Independent Examination.............................................
      5.3.  Termination Right...................................................
      5.4.  Copies of Reports...................................................

ARTICLE VI.  Title and Survey Matters...........................................
      6.1.  Title ..............................................................
      6.2.  Seller's Inability to Convey Title..................................
      6.3.  Survey .............................................................

ARTICLE VII.  Representations and Warranties of Seller..........................
      7.1.  Seller's Representations............................................
      7.2.  Change in Representation/Waiver.....................................
      7.3.  Survival ...........................................................
      7.4.  Limitation of Liability.............................................

ARTICLE VIII. Representations and Warranties of Purchaser.......................
      8.1.  Authority...........................................................
      8.2.  Bankruptcy or Debt of Purchaser.....................................
      8.3.  No Financing Contingency............................................
      8.4.  ERISA Compliance....................................................
      8.5.  Purchaser's Acknowledgment..........................................
      8.6.  Survival ...........................................................

ARTICLE IX.  Seller's Interim Operating Covenants...............................
      9.1.   Operations.........................................................
      9.2.   Maintain Insurance.................................................
      9.3.   Personal Property..................................................
      9.4.   No Sales...........................................................
      9.5.   Tenant Leases......................................................
      9.6.   Intentionally Deleted..............................................
      9.7.   Intentionally Deleted..............................................
      9.8.   Tenant Estoppels...................................................
      9.9.   Contracts..........................................................
      9.10.  Light Rail Line....................................................
      9.11.  Litigation.........................................................
      9.12.  Notices of Violation...............................................
      9.13.  Reciprocal Operating Agreement.....................................

ARTICLE X.  Closing Conditions..................................................
      10.1.  Conditions to Obligations of Seller................................
      10.2.  Conditions to Obligations of Purchaser.............................

ARTICLE XI.  Closing............................................................
      11.1.  Seller's Closing Obligations.......................................
      11.2.  Purchaser's Closing Obligations....................................

ARTICLE XII.  Risk of Loss......................................................
      12.1.  Condemnation and Casualty..........................................
      12.2.  Condemnation not Material..........................................
      12.3.  Casualty not Material..............................................
      12.4.  Materiality........................................................

ARTICLE XIII.  Default..........................................................
      13.1.  Default by Seller..................................................
      13.2.  Default by Purchaser.  ............................................

ARTICLE XIV.  Brokers...........................................................
      14.1. Brokerage Indemnity.................................................

ARTICLE XV.  Confidentiality....................................................
      15.1.  Confidentiality....................................................
      15.2.  Publication........................................................

ARTICLE XVI.  Miscellaneous.....................................................
      16.1.     Notices.........................................................
      16.2.     Governing Law...................................................
      16.3.     Headings........................................................
      16.4.     Business Days...................................................
      16.5.     Counterpart Copies..............................................
      16.6.     Binding Effect..................................................
      16.7.     Assignment......................................................
      16.8.     Interpretation..................................................
      16.9.     Entire Agreement................................................
      16.10.    Severability....................................................
      16.11.    Survival........................................................
      16.12.    Exhibits........................................................
      16.13.    Limitation of Liability.........................................
      16.14.    Prevailing Party................................................
      16.15.    Escrow Agreement................................................
      16.16.    No Recording....................................................
      16.17.    Waiver of Trial by Jury.........................................
      16.18.    ISRA Obligations................................................
      16.19.    Letter of Intent................................................
      16.20.    Management Agreement............................................
      16.21.    Collective Bargaining Agreements................................
      53.22.    Single Purpose Entities ........................................

                         LIST OF EXHIBITS AND SCHEDULES

Exhibits:

Exhibit A     -    BT Parcel

Exhibit A-1   -    HEP Parcel

Exhibit B     -    Leases

Exhibit B-1   -    Ground Leases

Exhibit C     -    Form of Assignment and Assumption of Ground Lease (Lessee)

Exhibit D     -    Form of Purchase Money Note

Exhibit E     -    Form of Purchase Money Mortgage

Exhibit F     -    Form of Assignment of Rents and Leases

Exhibit G     -    Form of Guaranty

Exhibit H     -    Form of Contingent Consideration Agreement

Exhibit I     -    Permitted Exceptions

Exhibit J     -    Rent Roll

Exhibit K     -    Intentionally Deleted

Exhibit L     -    Form of Deed

Exhibit M     -    Form of Assignment and Assumption of Leases and
                   Security Deposits

Exhibit N     -    Form of Assignment and Assumption of Ground Leases (Lessor)

Exhibit O     -    Form of Assignment and Assumption of Contracts

Exhibit P     -    Form of Assignment and Assumption of Option Agreement

Exhibit Q     -    Form of Assignment and Assumption of the Fox Lance Agreements

Exhibit R     -    Form of Seller's Letter to Tenants

Exhibit S     -    Form of Seller's Bring-Down Certificate

Exhibit T     -    Form of Bill of Sale

Exhibit U     -    Form of Firpta Affidavit

Exhibit V     -    Form of Purchaser's Bring-Down Certificate

Exhibit W     -    Remediation Property

Exhibit X     -    Underground Storage Tanks

Schedules:

Schedule 1    -    Lease Defaults

Schedule 2    -    Brokerage Commissions and Tenant Improvement Costs

Schedule 3    -    Contracts

Schedule 4    -    Tax Appeals

Schedule 5    -    Pending Applications

Schedule 6    -    Insurance Policies

Schedule 7    -    Employees

Schedule 8    -    Major Tenants

Schedule 9    -    Fox Lance Agreements

                         AGREEMENT OF PURCHASE AND SALE


         THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made and entered into as of the 11th day of September, 1996, by and between PLAZA ONE EXCHANGE PLACE LIMITED PARTNERSHIP (formerly known as BT Exchange Place Limited Partnership), a New Jersey limited partnership, HARBORSIDE EXCHANGE PLACE LIMITED PARTNERSHIP ("HEPLP"), a New Jersey limited partnership and PLAZA II AND III URBAN RENEWAL ASSOCIATES L.P. ("Plaza II and III L.P."), a New Jersey limited Partnership (hereinafter referred to collectively as "Seller"), and CALI REALTY CORPORATION, a Maryland corporation (hereinafter referred to as "Purchaser").

         In consideration of the mutual promises, covenants and agreements hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:


I.                                 ARTICLE I.

                                Sale of Property

         I.1. Sale. Seller hereby agrees to sell, assign and convey to Purchaser and Purchaser agrees to purchase from Seller, all of Seller's right, title and interest in and to, the following:

                    I.1.1. That certain real property lying and being situated in the City of Jersey City, County of Hudson, State of New Jersey and being more particularly described (i) on Exhibit A attached hereto (the "BT Parcel") and
(ii) on Exhibit A-1 attached hereto (the "HEP Parcel") (the BT Parcel and the HEP Parcel are sometimes hereinafter collectively referred to as the "Land"), together with any improvements located thereon (the "Improvements"). (The portions of the HEP Parcel described on Lots 1 - 4 on Exhibit A-1 hereto are sometimes hereinafter collectively referred to as the "Upland Parcels"; and the portions of the HEP Parcel described on Lots 7 - 15 on Exhibit A-1 hereto are sometimes hereinafter collectively referred to as the "Piers");

                    I.1.2. All of Seller's interest as lessor, or sublessor, as the case may be, (i) in all leases, subleases, licenses and other occupancy agreements, together with any and all amendments, modifications or supplements thereto, as are hereafter referred to collectively as the "Leases" being more particularly described on Exhibit B attached hereto and (ii) in all ground leases (the "Ground Leases") being more particularly described on Exhibit B-1 attached hereto, and all prepaid rent attributable to the period following the Closing (as hereinafter defined), and subject to Section 4.2 below, the security deposits under such Leases (collectively, the "Leasehold Property");

                    I.1.3. All of Plaza II and III L.P.'s interest as lessee in that certain Ground Lease between HEPLP, as ground lessor, and Plaza II and III L.P., as ground lessee, as more particularly described on Exhibit B-1 hereto;

                    I.1.4. All rights, privileges, grants and easements appurtenant to Seller's interest in the Land and the Improvements, if any, including, without limitation, all of Seller's right, title and interest, if any, in and to all mineral and water rights and all easements, licenses, covenants and other rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and the Improvements together with all right, title, and interest of Seller arising from any riparian grants from the State of New Jersey with respect to the Land including without limitation the grant dated September 19, 1986 and recorded September 25, 1986 in Deed Book 3619 page 269 in the Office of the Register of Hudson County and the Fox Lance Agreements (as defined on Schedule 9 attached hereto) (the Land, the Improvements and all such easements, grants and appurtenances are sometimes collectively referred to herein as the "Real Property");

                    I.1.5. All personal property (including equipment), if any, owned by Seller and located on the Real Property as of the date hereof, all inventory owned by Seller and located on the Real Property on the date of Closing, and all fixtures (if any) owned by Seller and located on the Real Property as of the date hereof (the "Personal Property");

                    I.1.6. All trademarks and tradenames, if any, used or useful in connection with the Real Property (including, without limitation, all of Seller's interest, if any, to the use of the name "Harborside Financial Center"), but only to the extent that the same are not trademarks or tradenames of Seller or any of Seller's affiliated companies (collectively, the "Tradenames");

                    I.1.7. All (i) service contracts, utility, maintenance and other contracts or agreements, including the Collective Bargaining Agreements (as defined in Section 16.21 hereof) (collectively, the "Contracts"), currently in effect with respect to the Property (as hereinafter defined) to which Seller is a party, (ii) guarantees, licenses, approvals, certificates, permits and warranties relating to the Property (collectively, the "Permits and Licenses"), and (iii) telephone numbers in use at the Property allocated to Seller (other than any telephone numbers, services or plans provided by Seller's long distance telephone carriers) (the "phone numbers"), all to the extent assignable (the Contracts, the Permits and Licenses and the phone numbers are sometimes hereinafter collectively referred to as the "Intangible Property"); and

                    I.1.8. All other interests, whether tangible or intangible, held by Seller in connection with the operation of "Harborside Financial Center", or which benefit any of the interests described in Sections 1.1.1 through 1.1.7 hereof, except as otherwise provided in this Agreement or which are proprietary to Seller or the Managing Agent (as hereinafter defined).

                    (The Real Property, the Leasehold Property, the Personal Property, the Tradenames, the Intangible Property and the foregoing other property interests held by Seller in connection with the operation of "Harborside Financial Center" are sometimes collectively hereinafter referred to as the "Property").

         I.2. Ground Leases. North Pier Urban Renewal Associates L.P., South Pier Urban Renewal Associates L.P., Harborside Urban Renewal Associates L.P., Plaza IV Urban Renewal Associates L.P., Plaza V Urban Renewal Associates L.P., and Plaza VI Urban Renewal Associates L.P., (each a "Ground Lessee" and, collectively the "Ground Lessees"), individually, by their execution of this Agreement, hereby agree and covenant to assign each of their respective interests in the Ground Leases to such Permitted Assignees (as hereinafter defined) designated by Purchaser in accordance with the terms of Section 16.7 hereof. As a condition of closing, at the Closing, the Ground Lessees and each of such Permitted Assignees shall enter into an "Assignment and Assumption of Ground Lease (Lessee)" in the form of Exhibit C attached hereto with respect to each of the Ground Leases.


II.                                ARTICLE II.

                                 Purchase Price

         II.1. Purchase Price. The purchase price for the Property shall be Two Hundred Eighty-Two Million Four Hundred Thousand Dollars ($282,400,000) (the "Purchase Price"). The Purchase Price, net of all prorations as provided for herein, shall be paid to Seller by Purchaser at Closing, as follows:

         (i) One Hundred and Fifty Million Dollars ($150,000,000) (the "Financed Portion"), as follows;

                  (a) An amount equal to the outstanding principal balance of the Existing Financing (as hereinafter defined), by Purchaser assuming that certain Mortgage Loan currently encumbering the Property in the original principal amount of $130,000,000, made by The Northwestern Mutual Life Insurance Company ("Northwestern") and Principal Mutual Life Insurance Company ("Principal"), as lenders (collectively, the "Existing Lenders"), to Seller (and related parties) which Mortgage Loan was made on December 5, 1995 (the "Existing Financing"). Seller covenants and agrees that, as of the Closing Date, the outstanding principal amount due under the Existing Financing shall not exceed $110,000,000; and

                  (b) The balance of the Financed Portion (the "Purchase Money Loan"), by Purchaser executing and delivering to Seller, or its assignee, (i) a fully recourse purchase money note (the "Purchase Money Note")
                           substantially in the form of Exhibit D attached hereto, (ii) a purchase money mortgage, assignment of rents, security agreement and financing statement to secure the Purchase Money Note (the "Purchase Money Mortgage") substantially in the form of Exhibit E attached hereto, to be recorded against the BT Parcel at the Closing, (iii) an assignment of rents and leases (the "Assignment of Rents and Leases") in the form of Exhibit F attached hereto, to be recorded against the BT Parcel at the Closing, (iv) if the Purchase Money Note is executed by any entity other than the Purchaser named herein, guaranties (the "Guaranties") to be made by (a) Cali Realty Corporation and (b) Cali Realty, L.P. guaranteeing the payment and performance obligations of the maker under the Purchase Money Loan, in the form of Exhibit G attached hereto, (v) UCC-1 Financing Statements in favor of Seller, or its assignee, as creditor (the "Financing Statements"), and (vi) such other documents as reasonably required by Seller, or its assignee, which are consistent with documents normally required by prudent lenders (the Purchase Money Note, Purchase Money Mortgage, Assignment of Rents and Leases, Guaranties, Financing Statements and documents required pursuant to subsection (vi)
                           above, collectively, the "Purchase Money Loan Documents").

         (ii) The balance of the Purchase Price (the "Cash Portion"), by wire transfer of immediately available funds to or as directed by, Seller on the Closing Date. (Seller shall provide Purchaser with wiring instructions for the payment of the Cash Portion no later than two (2) business days prior to the Closing.)

         II.2. Additional and Contingent Consideration. As additional and contingent consideration (the "Contingent Consideration"), Purchaser agrees, warrants and covenants to pay Seller, for each square foot of development commenced, or land sold or ground leased on the Upland Parcels and/or the Piers by Purchaser, or any of its affiliates, during the thirty (30) year period following the Closing, on the terms and conditions more particularly set forth in that certain agreement annexed hereto as Exhibit H (the "Contingent Consideration Agreement"). At the Closing, and as a condition thereof, Purchaser and Seller shall execute an agreement substantially in the form of the Contingent Consideration Agreement, which Contingent Consideration Agreement shall, as long as same is consented to by the Existing Lenders, be recorded against the Upland Parcels and the Piers. The Contingent Consideration shall be payable with respect to the development of up to a maximum of 2,000,000 square feet on the Upland Parcels and the Piers. The provisions of this Section 2.2 shall survive the Closing.

         At the Closing, and as a condition thereof, Purchaser shall deliver to Seller guaranties to be made by (a) Cali Realty Corporation and (b) Cali Realty, L.P. guaranteeing the payment and performance obligations of Purchaser's obligations under the Contingent Consideration Agreement (the "Contingent Consideration Guaranties"). The Contingent Consideration Guaranties shall be in form and substance reasonably acceptable to Seller.

         Purchaser has advised Seller that Purchaser and its parent company have substantial development plans and intentions for the development of the Property and ready access to the capital necessary to effect such development.


III.                              ARTICLE III.

                                     Deposit

         III.1. Deposit. Concurrently with the execution of this Agreement, and as a condition precedent to the formation of this Agreement, Purchaser shall deposit with First American Title Insurance Company of New York (the "Escrow Agent") a Two Million Dollar ($2,000,000) deposit (the "Deposit") in the form of a sight-draft letter of credit (the "Letter of Credit") made payable to Seller, the receipt of which is hereby acknowledged by Escrow Agent's execution hereof.

         III.2. Application of Deposit. If the Closing occurs as contemplated hereunder, the Deposit shall be returned to Purchaser. In the event that the Closing does not occur as contemplated hereunder because Purchaser terminates this Agreement pursuant to the terms set forth in this Agreement, the Deposit shall be refunded to Purchaser in accordance with the provisions of Section
16.15 hereof. In the event that the Closing does not occur as contemplated hereunder because of a default by Purchaser under this Agreement, the Deposit shall be paid to and retained by Seller in accordance with the provisions of
Section 16.15 hereof.

         Notwithstanding anything to the contrary contained in this Agreement, including, without limitation, anything to the contrary contained in Section
16.15 hereof, Escrow Agent shall, on the date which is thirty (30) days prior to any expiration date of the Letter of Credit, deliver the Letter of Credit to Seller, unless prior thereto Purchaser shall have caused the issuing bank to extend the term of the Letter of Credit. Escrow Agent shall deliver the Letter of Credit to Seller in accordance with the terms of this Paragraph, notwithstanding any instructions to the contrary from Purchaser. Upon receipt of the Letter of Credit, Seller shall be entitled to draw upon the Letter of Credit, and, thereupon, shall immediately re-deposit the proceeds from the Letter of Credit with the Escrow Agent to be held (or disbursed) by the Escrow Agent in accordance with the terms of this Agreement.

         III.3. Escrow Agent. Escrow Agent is executing this Agreement to acknowledge Escrow Agent's responsibilities hereunder, which may be modified only by a written amendment signed by all of the parties. Any amendment to this Agreement that is not signed by Escrow Agent shall be effective as to the parties thereto, but shall not be binding on Escrow Agent. Escrow Agent shall accept the Deposit with the understanding of the parties that Escrow Agent is not a party to this Agreement except to the extent of its specific responsibilities hereunder, and does not assume or have any liability for the performance or non-performance of Purchaser or Seller hereunder to either of them. Additional provisions with respect to the Escrow Agent are set forth in
Article XVI.


IV.                                ARTICLE IV.

                      Closing, Prorations and Closing Costs

         IV.1. Closing. The closing of the purchase and sale of the Property (the "Closing") shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York, on or before 10:00 a.m. local time on the date which is thirty (30) days after the date on which the Waiver Notice (as hereinafter defined) is delivered. The date of Closing is referred to in this Agreement as the "Closing Date". Either or both parties hereto shall have a one time right to extend the Closing Date for a period of up to ten business days upon notice to the other party of such election, and thereafter, time shall be of the essence with respect to the obligations of the parties hereto. Notwithstanding anything to the contrary contained above, Purchaser shall have the right to accelerate the Closing Date to a date selected by Purchaser, provided Seller shall have received not less than ten (10) days prior written notice. Either party shall have the right to adjourn the Closing for ten (10) days from the scheduled Closing Date or the accelerated Closing Date, as the case may be, before time shall be of the essence.

         IV.2. Prorations. All matters involving prorations or adjustments to be made in connection with Closing and not specifically provided for in some other provision of this Agreement shall be adjusted in accordance with this Section
4.2. Except as otherwise set forth herein, all items to be prorated pursuant to this Section 4.2 shall be prorated as of midnight of the day immediately preceding the Closing Date (except that if the Purchase Price is not disbursed to or for the benefit of Seller on or before 3:00 p.m. eastern time on the Closing Date, such adjustments shall be made as of the date of such disbursement of the Purchase Price), with Purchaser to be treated as the owner of the Property, for purposes of prorations of income and expenses, on and after the Closing Date.

         Except as otherwise set forth herein, all prorations shall be done in accordance with the customs with respect to title closings recommended by The Real Estate Board of New York, Inc.

         The following items shall be prorated:

                  IV.2.1. Real Estate and Property Taxes. Real estate and personal property taxes and special assessments, if any. Seller shall pay all real estate and personal property taxes and special assessments attributable to the Property to, but not including, the Closing Date. If the real estate and/or personal property tax rate and assessments have not been set for the year in which the Closing occurs, then the proration of such taxes shall be based upon the rate and assessments for the preceding tax year and such proration shall be adjusted in cash between Seller and Purchaser upon presentation of written evidence that the actual taxes paid for the year in which the Closing occurs differ from the amounts used in the Closing in accordance with the provisions of
Article 4.2.14 hereof.

                  IV.2.2.  Interest.  Interest on the Existing Financing.

                  IV.2.3. Insurance Premiums. There shall be no proration of Seller's insurance premiums or assignment of Seller's insurance policies with respect to the Property and Seller shall cancel all of its existing policies as of the Closing Date. Purchaser shall be obligated to obtain replacement insurance policies with respect to the Property in accordance with the terms of the Purchase Money Mortgage.

                  IV.2.4. Utilities and Services. Purchaser and Seller hereby acknowledge and agree that the amounts of all telephone, electric, sewer, water and other utility bills, trash removal bills, janitorial and maintenance service bills and all other operating and administrative expenses relating to the Property and allocable to the period prior to the Closing Date shall be determined and paid by Seller before Closing, if possible, or shall be paid thereafter by Seller or adjusted between Purchaser and Seller immediately after the same have been determined. Seller shall attempt to have all base building meters read as of the Closing Date. Purchaser shall cause all utility services to be placed in Purchaser's name as of the Closing Date.

                  IV.2.5. Rental. Base or fixed rents and Additional Rent (as hereinafter defined), including any prepaid rent. If on the Closing Date any tenant under the Leases is in arrears in the payment of rent, rents received from such tenant after the Closing shall be applied in the following order of priority: (i) first to be apportioned between Purchaser and Seller for the month in which the Closing occurred, (ii) then to Purchaser for any month or months following the month in which the Closing occurred, and (iii) then to Seller for the period prior to the month in which the Closing occurred. If rents or any portion thereof received by Seller or Purchaser after the Closing are payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses of collection thereof, shall be promptly paid to the other party. Seller shall have the right, after Closing, to proceed against tenants for delinquent rents allocable to the period of Seller's ownership of the Property; provided, however, in no event may Seller seek to evict any tenant or terminate any Lease or pursue any collateral serving as security for any Lease (including equipment, fixtures and furniture). Purchaser agrees that it shall use commercially reasonable efforts to collect any such delinquent rents. Any unapplied security deposits under the Leases shall be credited against the Cash Portion of the Purchase Price at Closing. There shall be no proration of rents (including, without limitation, base, fixed or Additional Rent) between Seller and Purchaser with respect to the Ground Leases.

                  IV.2.6. Additional Rent. If any tenants under a Lease are required to pay percentage rents, escalation charges for real estate taxes, parking charges, operating expense and maintenance escalation rents or charges, porter's wage increases, cost-of-living increases, "sundry charges" or other charges of a similar nature ("Additional Rents"), and any Additional Rents are collected by Purchaser after the Closing Date which are attributable in whole or in part to any period prior to the Closing, then Purchaser shall promptly pay to Seller its proportionate share thereof, less a proportionate share of any reasonable attorneys' fees and costs and expenses of collection thereof. With respect to any Additional Rents paid or payable by tenants under any Leases for any period ending prior to the Closing which are to be adjusted between the landlord and the tenant thereunder after the Closing (i) the Seller agrees, with respect to such adjustments which are in favor of any such tenant, to reimburse Purchaser, on demand, for the amount of such adjustments which the landlord under such Lease is obligated to pay or credit to such tenant and (ii) the Purchaser agrees, with respect to such adjustments which are in favor of landlord, to pay to Seller, on demand, the amount of such adjustments which the tenant under any such Lease pays to Purchaser. No adjustment which results in the compromising of any claim shall be made without Seller's prior approval. The calculation of the proration of Additional Rents hereunder shall be computed on a straight-line basis for the calendar year in which the Closing occurs.

                  IV.2.7. Security Deposits. Tenants' security deposits held by Seller (to the extent not applied by Seller pursuant to any Lease and this Agreement) shall be turned over by Seller to Purchaser at the Closing by, in the case of cash security deposits, crediting such amount to Purchaser pursuant to
Section 4.2.5 hereof and, in the case of any letters of credit, by the delivery thereof by Seller to Purchaser in accordance with Section 11.1.9 hereof. At Closing, Purchaser shall deliver to Seller a receipt for any security deposit so turned over by Seller to Purchaser and Purchaser shall indemnify Seller with respect thereto pursuant to, and in accordance with, the Assignment and Assumption of Leases (as hereinafter defined). In the case of any security deposits held by Seller in the form of letters of credit, such letters of credit, to the extent permitted by the terms thereof, shall be assigned to Purchaser at the Closing and Purchaser shall indemnify Seller with respect thereto pursuant to, and in accordance with, the Assignment and Assumption of Leases. At Closing, with respect to such letters of credit which by their terms are assignable, Seller shall deliver any consents required by the issuing bank(s) to the assignment of such letters of credit. Any fees imposed by such issuing banks in connection with such assignments shall be paid 50% by Seller and 50% by Purchaser at the Closing. In the case of any such letters of credit which by their terms are not assignable, Seller shall use reasonable efforts to cause the applicable tenant(s) to replace such letters of credit with ones which are assignable to Purchaser, however, as to any such letters of credit which are not replaced, then for the period from and after Closing, Seller shall hold such nonassignable letters of credit in escrow for the benefit of Purchaser and, upon written request by Purchaser, shall draw down on any such letter of credit and simultaneously therewith, shall deliver the proceeds of such draw down to Purchaser. Purchaser shall indemnify Seller with respect to any judgments, suits, claims, demands, liabilities and obligations and related costs and expenses (including reasonable attorneys' fees) arising out of Seller's draw down and delivery of the proceeds of such letters of credit as directed by Purchaser. Seller shall indemnify Purchaser (i) with respect to the failure of Seller to turn over to Purchaser any cash security deposit or assignable letter of credit security deposit of a tenant of the Real Property, or the failure to hold any nonassignable letter of credit security deposit in escrow as set forth above, but only in either case to the extent such security deposit (whether cash or letter of credit) was not properly applied by Seller pursuant to any Lease, and (ii) with respect to any judgments, suits, claims, demands, liabilities and related costs and expenses (including reasonable attorneys' fees) arising out of any act of Seller, as landlord, in connection with the security deposits and related to the period prior to the Closing. The indemnities contained in this
Section 4.2.7 and in the Assignment and Assumption of Leases shall survive the Closing.

                  IV.2.8. Brokerage Commissions/Tenant Improvements. (i) Seller shall be responsible for all leasing and brokerage commissions (including the brokerage commission set forth on Schedule 2 hereto with respect to the Lease with Lewco Securities, if and when the same becomes due and payable), tenant improvement costs and expenses and tenant "buy-out" or lease surrender costs with respect to the Leases, other than (a) any such costs which are attributable to the exercise of a lease renewal or expansion after May 1, 1996, (b) move-in allowances in the amount of $290,000 with respect to the Lease with American Institute of Certified Public Accountants, (c) tenant buy-out costs in the amount of $16,750 per month through June, 1999 with respect to the Lease with Crown Sample Card Company and (d) all tenant improvement costs and related reimbursements in connection with the paving of certain parking lots and the installation of revenue control equipment pursuant to the terms of Exhibit E of the Lease between Seller and Kinney Hackensack, Inc. Any such brokerage commissions or tenant improvement costs and expenses payable by Seller pursuant to this Section 4.2.8 shall be payable by Seller only when such commissions, costs and expenses become due and payable pursuant to the terms of the respective brokerage agreements or Leases.

         (ii) Purchaser shall be responsible for (y) all leasing and brokerage commissions, tenant improvement costs and expenses and tenant "buy-out" or lease surrender costs with respect to all leases executed in accordance with the terms of this Agreement after the date hereof, and with respect to any and all renewals, expansions and/or extensions of Leases exercised after May 1, 1996, and (z) the items listed in (a), (b) and (c) in subsection (i) above.

         (iii) Upon the execution of any leases prior to the fifth (5th) anniversary of the Closing demising up to 62,520 square feet of space at the Property which is vacant at the Closing (which vacant space shall be deemed to include the space demised under the Jefferson Lease and the Additional Space Lease (as said terms are hereinafter defined)), Seller shall pay (a) the actual cost of tenant improvements to be made and/or credited on account of any such lease; provided, however, that in no event shall Seller's obligation hereunder be in excess of Thirty Dollars ($30.00) a square foot for tenant improvement costs for any such lease, and (b) a full standard (and override, if applicable) New Jersey brokerage commission due and payable with respect to such lease; provided, however, that Seller shall only be responsible for paying any such brokerage commission for the period from the execution of such lease, and expiring on the ten (10) year anniversary of the Closing. In the event of Seller's failure to make any payment required pursuant to the terms of this subsection within five (5) business days of written notice thereof, Purchaser shall have the right to off-set the amount of the payment stipulated in Purchaser's notice on a dollar-for-dollar basis against the next due payment of interest or principal to be made by Purchaser under the Purchase Money Loan.

         (iv) Seller's obligations with respect to this Section 4.2.8 shall be without regard to the limitation of Seller's liability set forth in Section 7.4 hereof.

                  IV.2.9. Employees. Salaries, wages, accrued vacation days and any other fringe benefits (including, social security, unemployment compensation, employee disability insurance, accrued sick days, "welfare" and pension fund contributions, payments and deposits, if any) of those persons employed by Seller or Institutional Realty Management, LLC (the "Managing Agent") at the Property, who are listed on Schedule 7 attached hereto (as such Schedule may be revised to reflect the addition or withdrawal of employees in connection with the normal operation of the Property).

                  IV.2.10. Fuel. The value of fuel stored on the Property by Seller, if any, at Seller's most recent cost, including any taxes, on the basis of a reading made within ten (10) days prior to the Closing by Seller's supplier.

                  IV.2.11. Contracts. Charges and payments under transferable Contracts or permitted renewals or replacements thereof.

                  IV.2.12. Permit Fees. Annual municipal permit and inspection fees.

                  IV.2.13. Taxes. Seller shall pay all real estate, personal property and "excess profit" taxes, special assessments and payroll related taxes (including any interest or penalties thereon) due and payable for the period prior to the Closing with respect to the Property. Seller hereby agrees and covenants that it shall file all tax returns and reports required to be filed prior to the Closing with respect to the Property, and shall reasonably cooperate with Purchaser in the filing of tax reports or returns which are to be filed by Purchaser with respect to the Property for the fiscal year in which the Closing occurs. Seller's obligations with respect to this Section 4.2.13 shall be without regard to the limitation of Seller's liability set forth in Section
7.4 hereof.

                  IV.2.14. Method of Calculation. For purposes of calculating prorations, Purchaser shall be deemed to be in title to the Property, and, therefore, entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing and based upon the actual number of days in the month and a three hundred sixty five (365) day year. The amount of such prorations shall be initially performed at Closing but shall be subject to adjustment in cash after the Closing as and when complete and accurate information becomes available, if such information is not available at the Closing. Seller and Purchaser agree to cooperate and use their best efforts to make such adjustments sixty (60) days after the Closing. Except as set forth in this Section 4.2, all items of income and expense which accrue for the period prior to the Closing will be for the account of Seller and all items of income and expense which accrue for the period on and after the Closing will be for the account of Purchaser.

                  IV.2.15. Survival. The provisions of this Section 4.2 shall survive the Closing.

                  IV.3. Closing Costs. All transfer taxes and expenses on the deed and any state or county documentary stamps or transfer taxes on the deed shall be paid by Seller. Seller shall pay all customary recordation charges, clerk's fees, taxes, transfer, and recording charges and one-half (1/2) of any fees charged by the Escrow Agent. Purchaser shall pay all title insurance premiums, title examination fees, survey costs and one-half (1/2) of any fees charged by the Escrow Agent. Each party shall be responsible for its own attorney's fees.


V.                                   ARTICLE V.

               Purchaser's Right of Inspection; Feasibility Period

         V.1. Right to Evaluate. For a period ending at 10:00 p.m. local time on the date which is twenty (20) days following the delivery by Seller to Purchaser of either the ROEA Waiver Notice (as hereinafter defined) or a copy of the Existing Lender's Consent (as hereinafter defined) (the "Feasibility Period"), Purchaser shall have the right, at its sole cost and expense, to review all property matters, including existing contracts, leases, engineering and environmental reports, development approval agreements, and any other information which Purchaser deems reasonably necessary in order to prudently consummate the transactions contemplated by this Agreement and to meet with the Seller, the Managing Agent and their representatives regarding the Property (the "Due Diligence Review"). It is understood that Purchaser shall have unlimited reasonable access to the Property and all records and other information pertaining thereto in the possession or within the control of Seller and its Managing Agent for the purpose of conducting its investigations. The conduct of Purchaser's Due Diligence Review shall be governed by the terms and provisions contained in that certain letter agreement dated July 24, 1996, between Jones Lang Wootton Realty Advisors and Purchaser (the "Access Agreement").

         V.2. Independent Examination. Purchaser hereby acknowledges that it has been, or will have been given, prior to the termination of the Feasibility Period, a full, complete and adequate opportunity to make such legal, factual and other determinations, analyses, inquiries and investigations as Purchaser deems necessary or appropriate in connection with the acquisition of the Property. Purchaser is relying upon its own independent examination of the Property and all matters relating thereto and not upon any statements of Seller (excluding the matters represented by Seller in this Agreement) or of any officer, director, employee, agent or attorney of Seller with respect to acquiring the Property. Seller shall not be deemed to have represented or warranted the completeness or accuracy of any studies, investigations and reports heretofore or hereafter furnished to Purchaser, except as specifically set forth in this Agreement. The provisions of this Section 5.2 shall survive the Closing and/or termination of this Agreement.

         V.3. Termination Right. In the event that Purchaser determines that it does not desire to acquire the Property, Purchaser shall have the right, exercisable by written notice (the "Termination Notice") to Seller delivered at any time prior to the expiration of the Feasibility Period to terminate this Agreement. (For purposes of this Section 5.3, the delivery by Purchaser (or its counsel) of the Termination Notice solely to Seller's counsel identified in
Section 16.1 hereof shall be deemed to satisfy the notice requirements set forth in said Section 16.1 with respect to the delivery of such notice to Seller.) In addition, this Agreement shall terminate, unless on or before the expiration of the Feasibility Period, Purchaser shall deliver a written notice (the "Waiver Notice") to Seller waiving Purchaser's right to terminate this Agreement pursuant to this Section 5.3. Upon the delivery of a Termination Notice, or the failure of Purchaser to deliver a Waiver Notice prior to the end of the Feasibility Period, this Agreement shall terminate, the Deposit shall be returned to Purchaser and neither party hereto shall have any further rights or obligations pursuant hereto, subject to the Surviving Termination Obligations (as defined in Section 16.11 hereof. If Purchaser delivers the Waiver Notice, the termination right described in this Section 5.3 shall be immediately null and void and of no further force or effect.

         V.4. Copies of Reports. As additional consideration for the transaction contemplated herein, if Purchaser terminates this Agreement, Purchaser agrees that it will provide to Seller, within five (5) days following a written request therefore, copies of any and all third-party reports, tests or studies relating to the Property, including but not limited to those involving environmental matters; provided, however, Purchaser shall not be required to deliver any such reports, tests or studies which by their terms are privileged. The provisions of this Section 5.4 shall survive the termination of this Agreement.


VI.                                ARTICLE VI.

                            Title and Survey Matters

         VI.1.  Title.

                  VI.1.1. Commitment. Purchaser and Seller have received a title insurance search and commitment for an owner's title insurance policy (the "Title Commitment") from First American Title Insurance Company of New York (the "Title Company"), setting forth the status of title to the Property and any defects in or objections or exceptions to the title, together with true and correct copies of all instruments giving rise to such defects, objections or exceptions. Purchaser shall forward a copy of any updates of such commitment to the Seller's attorneys promptly upon receipt. Within ten (10) days after the delivery of any title updates from the Title Company, Purchaser shall notify Seller's attorney of any defects, objections or exceptions in the title to the Property appearing in such report which Purchaser is not required to accept under the terms of this Agreement.

                  VI.1.2. Elimination of Liens. If any defects, objections or exceptions in the title to the Property appear in such commitment (other than the Permitted Exceptions) which Purchaser is not required to accept under the terms of this Agreement, the Seller may, at its election, undertake to eliminate such unacceptable defects, objections or exceptions, it being agreed that Seller shall have no obligation to incur any expense in connection with curing such defects, objections or exceptions, other than (1) judgments against Seller, or
(2) mortgages or other liens which can be satisfied by payment of a liquidated amount; provided, however, except as hereinafter set forth, Seller's obligation to cure such judgments or liens shall be limited to an amount not to exceed $1,000,000. Seller, in its discretion, may adjourn the Closing for up to sixty
(60) days in order to eliminate unacceptable defects, objections or exceptions. If Seller is unable to eliminate all unacceptable defects, objections or exceptions in accordance with the terms of this Agreement on or before such adjourned date for the Closing, Purchaser shall elect either to (i) terminate this Agreement by notice given to the Seller, in which event the provisions of
Section 6.2 shall apply, or (ii) accept title subject to such unacceptable defects, objections or exceptions and receive no credit against or reduction of the Purchase Price. Except as may be required in connection with the Light Rail Line (as hereinafter defined), Seller hereby agrees and covenants that it shall not voluntarily place any defects, objections or exceptions on title to the Property from and after the date of issuance of the Title Commitment.

                  VI.1.3. At the Closing, Seller shall satisfy and obtain the release of (i) the Property from that certain Second Mortgage Loan currently encumbering the Property in the original principal amount of $75,000,000 made by Boston Safe and Deposit Company, as Trustee of the U S West Pension Trust ("U S West"), to Seller (and related parties) which Second Mortgage Loan was made on December 5, 1995 (the "Second Mortgage Loan") and (ii) the BT Parcel from the lien of the Existing Financing, which release shall include the satisfaction of
(x) that certain Promissory Note dated as of December 5, 1995, in the amount of $10,000,000, from the Seller (and related parties) to Northwestern and (y) that certain Promissory Note dated as of December 5, 1995, in the amount of $10,000,000, from Seller (and related parties) to Principal, which notes were delivered in connection with the Existing Financing. At the Closing, Seller shall (i) cause the holder of the Second Mortgage Loan to deliver a release of mortgage and related financing documents, in recordable form and on such holder's standard form of release, releasing the Property from the lien of the Second Mortgage Loan and (ii) cause the Existing Lenders to deliver a partial release of mortgage and related financing documents, in recordable form and on such holder's standard form of release, releasing the BT Parcel from the lien of the Existing Financing. Any fees, prepayment penalties or mandatory prepayment amounts (collectively, the "fees") which are set forth in the Existing Loan Documents or the Second Mortgage and which are imposed by either the Existing Lenders or U S West in connection with the delivery of the releases described above shall by payable by Seller. Seller hereby agrees to pay any such fees at or prior to the Closing. Notwithstanding anything to the contrary contained herein, Seller shall pay any and all costs, expenses, fees and/or prepayment amounts imposed by U S West with respect to the release of the Second Mortgage.

                  VI.1.4. Any unpaid taxes, water charges, sewer rents and assessments, together with the interest and penalties thereon to a date not less than ten (10) business days following the Closing Date (in each case subject to any applicable apportionment), and any mortgages or other liens created by Seller which can be satisfied by payment of a liquidated amount and judgments against Seller, which the Seller is obligated to pay and discharge pursuant to the terms of this Agreement, together with the cost of recording or filing any instruments necessary to discharge such liens and such judgments, may be paid out of the proceeds of the Cash Portion of the Purchase Price payable at the Closing to Seller against which such matter exists. Seller hereby agrees to deliver to Purchaser, on the Closing Date, instruments in recordable form sufficient to discharge any such mortgages or other liens which can be satisfied by payment of a liquidated amount and judgments, which Seller is obligated to pay and discharge pursuant to the terms of this Agreement. Upon request of Seller, delivered to Purchaser no later than two (2) business days prior to the Closing, Purchaser shall provide at the Closing separate certified checks, or bank checks for the foregoing payable to the order of the holder of any such lien, charge, or judgment, or a wire transfer of federal funds as Seller shall direct, in an aggregate amount not to exceed the Cash Portion of the Purchase Price payable to Seller, as adjusted for apportionments required under this Agreement, payable at the Closing.

                  VI.1.5. Affidavits. If the Commitment discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Seller, Seller, on request, shall deliver to the Title
Company affidavits showing that such judgments, bankruptcies or other returns are not against Seller, or any affiliates. Upon request by Purchaser, Seller shall deliver any affidavits and documentary evidence as are reasonably required by the Title Company to eliminate the standard or general exceptions on the ALTA form Owner's Policy.

                  VI.1.6. Permitted Exceptions. Seller shall convey and Purchaser shall accept fee simple title to the Real Property subject only to (a) those matters set forth on Exhibit I attached hereto and (b) all matters shown on that certain survey (the "Survey") dated as of August 21, 1996, prepared by John Zanetakos Associates, Inc. (collectively, the "Permitted Exceptions").

         VI.2. Seller's Inability to Convey Title. If Seller is unable to convey title in accordance with the terms of this Agreement. Purchaser elects to terminate this Agreement, the Deposit shall be returned to Purchaser, and this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder other than the Surviving Termination Obligations.

         VI.3. Survey. Purchaser and Seller have received a copy of the Survey. Purchaser shall furnish a copy of any updates of the Survey to Seller's attorneys and the Title Company promptly upon receipt of the same. Within ten
(10)  days  after the  delivery  of any  updates  of the  Survey  to  Purchaser,
Purchaser shall notify Seller's attorney of any defects, objections or exceptions in the title to the Property appearing in such update to the Survey which Purchaser is not required to accept under the terms of this Agreement. Seller may, on or before the Closing Date, have any such unacceptable matters removed by the surveyor and cause the surveyor to recertify the Survey to Purchaser, and such other parties designated by Purchaser; provided, however, in no event will Seller be obligated to incur costs to do so. In the event Seller elects not to remove such unacceptable matter, Purchaser then shall elect, by giving written notice to Seller within five (5) days thereafter, (x) to terminate this Agreement, in which event the provisions of Section 6.2 shall apply, or (y) to waive its disapproval of such exceptions, in which case such exceptions shall then be deemed to be Permitted Exceptions.


VII.                                ARTICLE VII.

                    Representations and Warranties of Seller

         VII.1. Seller's Representations. Seller represents and warrants that the following matters are true and correct as of the date hereof with respect to the Property:

                  VII.1.1. Authority. Each entity constituting Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of New Jersey. This Agreement has been duly authorized, executed and delivered by each entity constituting Seller, is the legal, valid and binding obligation of each Seller, and does not violate any provision of any agreement or judicial order to which each Seller is a party or to which each such Seller is subject. All documents to be executed by Seller which are to be delivered at Closing, at the time of Closing will be duly authorized, executed and delivered by Seller, at the time of Closing will be legal, valid and binding obligations of each Seller, and at the time of Closing will not violate any provision of any agreement or judicial order to which such Seller is a party or to which such Seller is subject.

                  VII.1.2. Bankruptcy or Debt of Seller. Seller represents and warrants to Purchaser that none of the entities constituting Seller has made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller's creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of such Seller's assets, suffered the attachment or other judicial seizure of all, or substantially all, of such Seller's assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to it creditors generally.

                  VII.1.3. Environmental Reports and Laws. (i) Seller has received no written notice from any governmental authority that the Property is in violation of any federal, state and local laws, ordinances, rules and regulations applicable to the Property relating to hazardous waste, chemical substances or mixtures or hazardous, toxic, dangerous or unhealthy substances or conditions (collectively, "Hazardous Substances"), whether such law is; (x) criminal or civil, (y) federal, state or local, or (z) statutory or administrative regulation (collectively, "Environmental Laws"), which violation has not been corrected.

                           (ii)  Seller has  delivered  to  Purchaser a true and
complete copy of that certain report dated October 12, 1995 prepared by McLaren/Hart, entitled Phase I Environmental Assessment.

                  VII.1.4. CERCLA. No ss. 104(e) informational request has been received by Seller with respect to the Property issued pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss. 1251 et seq.

                  VII.1.5. Environmental Rights Act. Seller has not received a written notice of intention from any governmental authority concerning the Property to commence suit pursuant to the New Jersey Environmental Rights Act, N.J.S.A. 2A:35A-1 et seq.

                  VII.1.6. No Underground Storage Tanks. To the best of Seller's knowledge, except as set forth on Exhibit X attached hereto, there are no underground storage tanks at the Property.

                  VII.1.7. Sanitary Landfill Facility. The Property has not been used by Seller as a sanitary landfill facility as defined in the Solid Waste Management Act, N.J.S.A. 13:1E-1 et seq.

                  VII.1.8. Wetlands. Seller has no knowledge that any part of the Real Property has been designated as wetlands under any federal, state or local law or regulation or by any governmental agency. Except as shown on the survey of the Real Property prepared by John Zanetakos Associates, Inc. and delivered to Purchaser pursuant to Section 5.2 hereof, the Real Property is not located in a flood plain.

                  VII.1.9. Utilities. The Real Property is served by public water and sewage systems, gas and electricity. Seller has not received any written notice from any utility of its inability to provide the service necessary for the current uses of the Improvements or for general office purposes; all installations currently in place connecting the Improvements to the utility lines serving the Real Property are fully paid for.

                  VII.1.10. Foreign Person. Seller is not a foreign person within the meaning of Section 1445(f) of the Internal Revenue Code, and Seller agrees to execute any and all documents necessary or required by the Internal Revenue Service or Purchaser in connection with such declaration(s).

                  VII.1.11. Leases. (i) Seller has delivered to Purchaser true and correct copies of the Leases and the Ground Leases. Exhibit B attached hereto contains a description of all Leases and tenancies and all amendments or extensions thereto, and Exhibit B-1 attached hereto contains a description of all Ground Leases and all amendments thereto, affecting the Property as of the date of this Agreement. Except as set forth on Exhibit B and Exhibit B-1, there are no leases, ground leases, licenses or other occupancy agreements affecting the Property to which Seller is a party or bound.

                  (ii) Seller has not received notice of a default under any of the Leases. Except as set forth on Schedule 1 attached hereto, Seller has not sent any notices of default (which remain outstanding) to any tenant under any Lease.

                  (iii)   Except  with   respect  to  the  Leases  with  Thomson
Information Systems and Dow Jones/Telerate, all work, alterations, improvements or installations required to be made by Seller under the Leases have been completed and, except as contained in the Leases, there is no agreement with any tenant for the performance of any work to be done in the future. Seller shall be responsible for all costs and expenses associated with the completion of the work required to be performed by Seller pursuant to the terms of the Dow Jones/Telerate and Thomson Information Systems Leases. All bills and claims for labor performed and materials furnished to or for the benefit of the Improvements which are the responsibility of Seller will be paid in full on or before the Closing Date. Seller's obligations with respect to this Section 7.1.11(iii) shall survive the Closing and shall be without regard to the limitation of Seller's liability set forth in Section 7.4 hereof.

                  (iv) Except as set forth on Schedule 2 attached hereto, there are no brokerage commissions or tenant improvement costs and expenses affecting the Improvements currently due or payable with respect to the Leases.

                  VII.1.12. Contracts. Seller has delivered to Purchaser true and complete copies of the Contracts. There are no Contracts other than those listed on Schedule 3 to which the Property is subject and which would remain in effect after the Closing Date. Except as set forth on Schedule 3, all Contracts may be terminated on thirty (30) days or less notice without penalty.

                  VII.1.13. Condemnation. Seller has not received any written notice of any existing, pending or contemplated condemnation, eminent domain, environmental or similar proceeding with respect to the Real Property, or any portion thereof.

                  VII.1.14. Tax Bills/Assessments. Seller has delivered true and complete copies of all tax bills for the current tax year with respect to the Property received to date by Seller. Seller does not currently pay any special assessments with respect to the Property on an installment basis. Seller has received no written notices of (i) any tax increase (other than shown on the tax bills) or special assessment with respect to the Property, or (ii) except in connection with the Light Rail Line, any proposed change(s) in any road or grades with respect to the roads providing a means of ingress and egress to the Improvements.

                  VII.1.15.  Tax  Appeal  Proceedings.  Except  as set  forth on
Schedule 4 attached hereto, Seller has not filed, and has not retained anyone to file, notices of protest against, or to commence actions to review, real property tax assessments against the Real Property. Purchaser hereby agrees and acknowledges that Seller shall have the right, after the Closing, to continue to prosecute any tax appeals or tax abatement proceedings with respect to the Property commenced by Seller prior to the Closing Date. If any such tax appeals of tax abatement proceedings result in tax refunds or rebates from the applicable taxing authorities then, after deduction for Seller's reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection with such tax appeal or abatement proceedings (i) Seller shall be entitled to receive any such refund or rebate with respect to the period prior to the Closing and (ii) Purchaser shall be entitled to receive any such refund or rebate with respect to the period from and after the Closing. The party which actually receives such tax refunds or rebates from the taxing authorities shall promptly notify the other party thereof and pay to such party the amounts due to such party pursuant to the terms hereof. The terms and provisions of this
Section 7.1.15 shall survive the Closing.

                  VII.1.16. Tax Matters. Seller has or will have paid all real estate, personal property and "excess profit" taxes, special assessments and payroll related taxes (including any interest and penalties thereon) due and payable for the period prior to the Closing and filed or will have filed all tax returns and reports required to be filed prior to the Closing with respect to the Property. There are no tax audits or other tax proceedings by any governmental body pending or, to the actual knowledge of Seller, threatened, with respect to the Property.

                  VII.1.17. Permits and Licenses. Seller has delivered to Purchaser true and complete copies of the Permits and Licenses (to the extent such are in Seller's possession). Seller has received no written notice (other than written notices that have been subsequently rescinded) that any of the
Permits and Licenses are not in full force and effect or that there is a violation of such Permits and Licenses. No formal application by Seller (excluding those which may relate to tenant work) for any consent, authorization, variance, waiver, approval, license or permit with respect to the Real Property has been denied or withdrawn during the twelve (12) month period preceding the date hereof nor is any application pending except as set forth on
Schedule 5 attached hereto. Seller will pay all fees which are due in connection with the Permits and Licenses for the period prior to the Closing. No such fees are being paid on an installment basis.

                  VII.1.18. Insurance Policies. Schedule 6 annexed hereto and made a part hereof is a true, correct and complete schedule of all insurance policies maintained by Seller with respect to the Real Property and the amount of coverage afforded by each such policy. All premiums due (or in the event that such premiums are payable in installments, all installments of such premium payments due) on such insurance policies have been fully paid. To the best of Seller's knowledge, Seller has not received any written notice that it is in default under any insurance policy and to the best of Seller's knowledge, Seller has not received any written request for the performance of any work or alteration with respect to the Property from any insurance company or Board of Fire Underwriters.

                  VII.1.19. Legal Action Against Seller. There are no judgments, orders, or decrees of any kind against any entity constituting a Seller unpaid or unsatisfied of record, nor any legal action, suit or other legal or administrative agency action relating to the Property which would adversely affect the Property for its present use or affect Seller's ability to perform its obligations under this Agreement, nor is Seller aware of any threatened legal action, suit or other legal or administrative proceeding relating to the Property, or any state of facts which might result in any such action, suit or other proceeding.

                  VII.1.20. Compliance with Existing Laws. Seller has not received notice of any violations of any law, municipal or other governmental ordinances, orders, rules, regulations or requirements or of any recorded restriction, covenant, or agreement affecting the Property, which have not been corrected.

                  VII.1.21. No Consents or Approval. To the best of Seller's knowledge, except for (i) the holders of the Existing Financing and (ii) the City Consent (as hereinafter defined) there are no consents or approvals required of any third party or governmental entity necessary to consummate the transaction contemplated by this Agreement.

                  VII.1.22. Rent Roll. The rent roll attached hereto as Exhibit J (the "Rent Roll") is a complete and accurate rent roll of the Property, listing the date of commencement, term, base or fixed rent, additional rent and security deposit for each Lease.

                  VII.1.23. Employees. Schedule 7 attached hereto is a true and complete list of all employees and independent security guards presently employed at the Real Property and their respective union affiliations (if any), salaries, wages, accrued vacation days and other fringe benefits (including social security, unemployment compensation, employee disability insurance, accrued sick days, "welfare" and pension fund contributions, payments and deposits, if any). Except as indicated on Schedule 7 hereto there are no union contracts or collective bargaining agreements in effect with respect to any of the employees employed at the Real Property.

                  VII.1.24. Financial Statements. Seller has delivered to Purchaser true and complete copies of the audited financial statements of the Property for the years ended December 31, 1994 and 1995. Since December 31, 1995, there has been no material adverse change in the financial condition of the Property.

                  VII.1.25. Existing Estoppel Certificates. The estoppel certificates previously delivered to Purchaser by Seller are true and complete copies of the estoppel certificates received by Seller and delivered to the Existing Lenders in connection with the Existing Financing.

                  VII.1.26. Existing Loan Documents. Seller has delivered to Purchaser true and complete copies of the loan documents (the "Loan Documents") executed by Seller and delivered to the Existing Lenders in connection with the Existing Financing. Seller hereby covenants and agrees that it shall not modify or amend the Loan Documents.

                  VII.1.27. Square Harborside Parking Litigation. (i) The Square Harborside Parking Litigation (as hereinafter defined) does not affect the continued operation of the Property and (ii) Seller is the defendant under such litigation and (iii) Purchaser shall not incur any liability with respect thereto.

                  VII.1.28.  Intentionally Deleted.

                  VII.1.29. Seller's Knowledge. For purposes of this Agreement and any document delivered at Closing, whenever the phrases "to the best of Seller's knowledge", "to the current, actual knowledge of Seller" or the "knowledge" of Seller or words of similar import are used, they shall be deemed to refer to the actual knowledge only, and not any implied, imputed or constructive knowledge, without any independent investigation having been made or any implied duty to investigate, of John Marazzo and Victoria W. Kahn.

                  VII.2. Change in Representation/Waiver. Notwithstanding anything to the contrary contained herein, Purchaser acknowledges that Purchaser shall not be entitled to rely on any representation made by Seller in this
Article VII to the extent, prior to Closing, Purchaser shall have or shall obtain actual knowledge of any information that was contradictory to such representation or warranty; provided, however, if Purchaser obtains actual knowledge prior to Closing that there is a breach of any of the representations and warranties made by Seller above or learns of any pending legal proceedings or administrative actions or any violations of existing laws, ordinances, regulations and building codes affecting the Property, then Purchaser may, at its option, by sending to Seller written notice of its election either to (i) terminate this Agreement or (ii) waive such breach and/or conditions and proceed to Closing with no adjustment in the Purchase Price and Seller shall have no further liability as to such matter thereafter. In the event Purchaser terminates this Agreement for the reasons set forth above, the Deposit shall be immediately returned to Purchaser and neither Purchaser nor Seller shall thereafter have any other rights or remedies hereunder other than the Surviving Termination Obligations. In furtherance thereof, Purchaser and Seller expressly agree that Seller shall have no liability with respect to any of the foregoing representations and warranties to the extent that, prior to the Closing, Purchaser obtains actual knowledge (from whatever source, including, without limitation the property manager, the materials furnished to Purchaser and the tenant estoppel certificates delivered pursuant to Article 10.2.8 below, as a result of Purchaser's due diligence tests, investigations and inspections of the Property, or disclosure by Seller or Seller's agents and employees) that contradicts any of the foregoing representations and warranties, or renders any of the foregoing representations and warranties untrue or incorrect, and Purchaser nevertheless consummates the transaction contemplated by this Agreement.

                  VII.2.1. Purchaser's Knowledge. For purposes of this Agreement and any document delivered at Closing, whenever the phrases "to be best of Purchaser's knowledge", "to the current, actual knowledge of Purchaser" or the "knowledge" of Purchaser or words of similar import are used, they shall be deemed to refer to the actual knowledge only, and not any implied, imputed or constructive knowledge, without any independent investigation having been made or any implied duty to investigate, of Thomas A. Rizk, John R. Cali, Barry Lefkowitz, James Nugent, Roger W. Thomas, Philip Cali or A. Paul Bernheim.

         VII.3. Survival. The express representations and warranties made in this Agreement by Seller shall not merge into any instrument of conveyance delivered at the Closing and all of the representations and warranties made in this Agreement by Seller shall survive the Closing for a period of six (6) months; provided, however, that any action, suit or proceeding with respect to the truth, accuracy or completeness of such representations and warranties shall be commenced, if at all, on or before the date which is six (6) months after the date of the Closing and, if not commenced on or before such date, thereafter shall be void and of no force or effect. The terms and provisions of this
Section 7.3 shall survive the Closing.

         VII.4. Limitation of Liability. Notwithstanding anything to the contrary or inconsistent in this Agreement, except as otherwise specifically provided in this Agreement, (i) the aggregate liability of Seller arising pursuant to or in connection with the representations and warranties of Seller and/or the agreements or certificates or affidavits of Seller set forth in or delivered pursuant to this Agreement shall not exceed One Million Dollars ($1,000,000) and (ii) Seller shall have no liability to Purchaser under this Agreement, or otherwise, with respect to the representations and warranties made by Seller herein unless Seller had actual knowledge that any such representation or warranty is not true and correct as of the date of the Closing. Purchaser hereby expressly agrees and acknowledges that the liability of Seller set forth in the preceding sentence shall be Purchaser's sole and exclusive remedy after the Closing, and Purchaser expressly waives, relinquishes and releases any right of rescission it may have against Seller. The terms and provisions of this
Section 7.4 shall survive Closing and/or termination of this Agreement.


VIII.                             ARTICLE VIII.

                   Representations and Warranties of Purchaser

                  Purchaser represents and warrants to Seller that the following matters are true and correct as of the date hereof.

         VIII.1. Authority. Purchaser is a corporation duly organized and validly existing under the laws of the State of Maryland. This Agreement has been duly authorized, executed and delivered by Purchaser, is the legal, valid and binding obligation of Purchaser, and does not violate any provision of any agreement or judicial order to which Purchaser is a party or to which Purchaser is subject. All documents to be executed by Purchaser which are to be delivered at Closing, at the time of Closing will be duly authorized, executed and delivered by Purchaser, at the time of Closing will be legal, valid and binding obligations of Purchaser, and at the time of Closing will not violate any provision of any agreement or judicial order to which Purchaser is a party or to which Purchaser is subject.

         VIII.2. Bankruptcy or Debt of Purchaser. Purchaser represents and warrants to Seller that Purchaser has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Purchaser's creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of Purchaser's assets, suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser's assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

         VIII.3. No Financing Contingency. It is expressly acknowledged by Purchaser that this transaction is not subject to any financing contingency, and no financing for this transaction shall be provided by Seller, except for the Purchase Money Loan.

         VIII.4. ERISA Compliance. None of the assets used by Purchaser to acquire the Property constitutes assets of any (i) "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended), (ii) "plan" (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended) or (iii) entity whose assets are deemed to include or constitute assets of any such "employee benefit plan" or "plan."

         VIII.5. Purchaser's Acknowledgment. Purchaser acknowledges and agrees that, except as expressly provided in this Agreement, Seller has not made, does not make and specifically disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (a) the nature, quality or condition of the Property, including, without limitation, the water, soil and geology, (b) the income to be derived from the Property, (c) the suitability of the Property for any and all activities and uses which Purchaser may conduct thereon, (d) the compliance of or by the Property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body, including, without limitation, the Americans with Disabilities Act and any rules and regulations promulgated thereunder or in connection therewith, (e) the habitability, merchant ability or fitness for a particular purpose of the Property, or (f) any other matter with respect to the Property, and specifically that Seller has not made, does not make and specifically disclaims any representations regarding solid waste, as defined by the U.S. Environmental Protection Agency regulations at 40 C.F.R., Part 261, or the disposal or existence, in or on the Property, of any hazardous substance, as defined by the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and applicable state laws, and regulations promulgated thereunder. Purchaser further acknowledges and agrees that, except as expressly provided in this Agreement, having been given the opportunity to inspect the Property, Purchaser is relying solely on its own investigation of the Property and not on any information provided or to be provided by Seller. Purchaser further acknowledges and agrees that any information provided or to be provided with respect to the Property was obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information. Purchaser further acknowledges and agrees that, except as expressly provide in this Agreement, and as a material inducement to the execution and delivery of this Agreement, the sale of the Property as provided for herein is and on an "as is, where is" condition and basis. Purchaser acknowledges, represents and warrants that Purchaser is not in a significantly disparate bargaining position with respect to Seller in connection with the transaction contemplated by this Agreement; that Purchaser freely and fairly agreed to this acknowledgment as part of the negotiations for the transaction contemplated by this Agreement; and that Purchaser is represented by legal counsel in connection with this transaction and Purchaser has conferred with such legal counsel concerning this waiver. The terms and provisions of this Section 8.5 shall survive the Closing and/or termination of this Agreement.

         VIII.6. Survival. The express representations and warranties made in this Agreement by Purchaser shall not merge into any instrument or conveyance delivered at the Closing and all of the representations and warranties made in this Agreement by Purchaser shall survive the Closing for a period of six (6) months; provided, however, that any action, suit or proceeding with respect to the truth, accuracy or completeness of all such representations and warranties (except for the representation and warranty set forth in Section 8.4 hereof) shall be commenced, if at all, on or before the date which is six (6) months after the date of the Closing and, if not commenced on or before such date, thereafter shall be void and of no force or effect. The terms and provisions of this Section 8.6 shall survive the Closing.


IX.                                ARTICLE IX.

                      Seller's Interim Operating Covenants

         IX.1. Operations. Seller agrees to continue to operate, manage and maintain the Improvements through the Closing Date in the ordinary course of Seller's business and substantially in accordance with Seller's present practice, subject to ordinary wear and tear and further subject to Article XII of this Agreement.

         IX.2. Maintain Insurance. Seller agrees to maintain until the Closing Date fire and extended coverage insurance on the Property which is at least equivalent in all material respects to the insurance policies covering the Real Property and the Improvements as of the date hereof.

         IX.3. Personal Property. Seller agrees not to transfer or remove any Personal Property from the Improvements after the date hereof except for repair or replacement thereof. Any items of Personal Property replaced after the date hereof shall be promptly installed prior to Closing and shall be of substantially similar quality to the item of Personal Property being replaced.

         IX.4. No Sales. Except for the execution of tenant leases pursuant to the terms of this Agreement, Seller agrees that it shall not convey any interest in the Property to any third party.

         IX.5. Tenant Leases.

                  IX.5.1. Seller shall not, from and after the date hereof through the end of the Feasibility Period, (i) enter into a new tenant lease,
(ii) modify, renew, grant any consent or rent abatement or waive any material rights under the Leases (except pursuant to the exercise by a tenant of a renewal or extension option contained in such tenant's existing Lease), (iii) terminate any Lease, or (iv) accept a surrender or consent to the termination or cancellation of any Lease, unless Seller first notifies Purchaser in writing, at least three (3) business days in advance of the action intended to be taken by Seller. Seller shall be authorized to undertake any such action unless Purchaser delivers the Waiver Notice to Seller prior to the expiration of such three (3) business day period. In the event that Seller shall enter into, modify, renew, grant concessions or terminate a tenant lease, it shall promptly provide Purchaser with a copy of any such lease, amendment or agreement. Seller covenants and agrees that it shall timely provide Purchaser with drafts of any pertinent documentation in connection with the above leasing matters and shall keep Purchaser informed of all substantive negotiations and discussions with respect to such leasing matters on an on-going basis.

                  IX.5.2. Seller shall not, from and after the expiration of the Feasibility Period, and the delivery of the Waiver Notice, (i) modify, renew, grant any consent or waive any material rights under the Leases (except pursuant to the exercise by a tenant of a renewal or extension option contained in such tenant's existing Lease), (ii) terminate any tenant lease, (iii) enter into a new tenant lease, or (iv) accept a surrender or consent to the termination or cancellation of any Lease, in each case without the prior written approval of Purchaser which in each case shall not be unreasonably withheld or conditioned, and which shall be deemed granted if Purchaser fails to respond to a request for approval within three (3) business days after receipt of the request therefor together with a summary of lease forms and credit information of the proposed tenant, if the intended action is the execution of a new tenant lease.

                  IX.5.3. Seller covenants and agrees that any action taken by Seller with respect to the matters set forth in this Section 9.5 shall be made in good faith and in the ordinary course of business.

         IX.6.  Intentionally Deleted.

         IX.7.  Intentionally Deleted.

         IX.8. Tenant Estoppels. Seller shall, promptly following its receipt of the Waiver Notice, deliver to each tenant under a lease, for such tenant's execution, an estoppel certificate certified to Purchaser and the applicable Permitted Assignee(s) (whose names have been provided to Seller prior to the date hereof) (each, an "Estoppel Certificate") substantially in the form of the estoppel certificate attached to each such tenant's Lease, or, with respect to any Lease that does not include a form of estoppel certificate, an estoppel certificate which substantially incorporates the estoppel provisions expressly contained in any such Lease. Seller shall use reasonable efforts to cause the Tenants to execute and return the Estoppel Certificates not later than five (5) business days prior to Closing.

         IX.9. Contracts. Seller may, between the date hereof and the Closing, extend, renew, replace or modify any Contract or enter into any new Contract if the terms thereof are on commercially reasonable and competitive terms and the term thereof is cancellable upon no more than thirty (30) days prior written notice, without premium or penalty.

         IX.10. Light Rail Line.

                  IX.10.1. Seller shall not, from and after the date hereof through the end of the Feasibility Period, (i) enter into a binding agreement with the City of Jersey City, the New Jersey Department of Transportation, or any other pertinent party, with respect to the proposed light rail line to be constructed on the Property (the "Light Rail Line") or (ii) grant any easement, right of way or similar encumbrance of title in connection with the Light Rail Line, or (iii) enter into any exchange of property or similar arrangement in connection with the Light Rail Line, unless Seller first notifies Purchaser in writing, at least five (5) business days in advance of the action intended to be taken by Seller. Seller shall be authorized to undertake any such action unless Purchaser delivers the Waiver Notice to Seller prior to the expiration of such five (5) business day period. In the event that Seller shall enter into any such agreement or grant any such easement, it shall promptly provide Purchaser with a copy of any such agreement or easement. Seller covenants and agrees that it shall timely provide Purchaser with drafts of any pertinent documentation in connection with the Light Rail Line and shall keep Purchaser informed of all substantive negotiations and discussions with respect to the Light Rail Line on an on-going basis.

                  IX.10.2. Seller shall not, from and after the expiration of the Feasibility Period, and the delivery of the Waiver Notice, enter into any binding agreement or grant any easement in connection with the Light Rail Line, in each case without the prior written approval of Purchaser which in each case shall not be unreasonably withheld or conditioned, and which shall be deemed granted if Purchaser fails to respond to a request for approval within three (3) business days after receipt of the request therefor together with a summary of the proposed action and copies of the underlying documentation.

         IX.11. Litigation. Purchaser agrees and acknowledges that Seller shall have the right to continue to prosecute the existing litigation between HEPLP, as defendant, and Square Harborside Corp., as plaintiff (the "Square Harborside Parking Litigation") and that Seller shall be solely entitled to receive any and all recoveries obtained from the outcome of such litigation.

         IX.12. Notices of Violation. Seller shall promptly notify Purchaser of, and shall promptly deliver to the Purchaser a copy of any notice Seller may receive, on or before the Closing, from any governmental authority, concerning a violation of Environmental Laws or a discharge of Hazardous Substances.

         IX.13. Reciprocal Operating Agreement. Prior to the delivery of the Waiver Notice, Purchaser acknowledges and agrees that Seller shall have the right to amend the Reciprocal Operation and Easement Agreement (the "ROEA") for Harborside Financial Center to provide that for the duration of the term of the ROEA, the owner or owners of the BT Parcel, or any Person leasing the BT Parcel pursuant to a ground lease, shall be entitled to lease that number of parking spaces within the Special Common Area parking facilities (or parking garages or structures constructed on or around the Property, in the event that such garages or structures are not designated as Special Common Area parking facilities) which, when combined with the number of parking spaces within the Exclusive Parking Facilities allocated to the BT Parcel, shall equal or exceed three hundred eighty-five (385) parking spaces. (All capitalized terms used in this subsection and not otherwise defined shall have the meanings ascribed thereto in the ROEA.) From and after the expiration of the Feasibility Period and the delivery of the Waiver Notice, any such amendment shall be subject to the approval of Purchaser, which approval shall not be unreasonably conditioned or delayed, and which shall be deemed granted if Purchaser fails to respond to a request for approval within five (5) business days after receipt of the request therefor together with a draft of such amendment.


X.                                  ARTICLE X.

                               Closing Conditions

         X.1. Conditions to Obligations of Seller. The obligations of Seller under this Agreement to sell the Property and consummate the other transactions contemplated hereby shall be subject to the satisfaction of the following conditions on or before the Closing Date except to the extent that any of such conditions may be waived by Seller in writing at Closing.

                  X.1.1. Representations, Warranties and Covenants of Purchaser. All representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if such representations and warranties were made anew as of the Closing Date, and Purchaser shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by Purchaser prior to the Closing Date.

                  X.1.2. No Orders. No order, writ, injunction or decree shall have been entered and be in effect by any court of competent jurisdiction or any authority, and no statute, rule, regulation or other requirement shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates the transactions contemplated hereby.

                  X.1.3. No Suits. No suit or other proceeding shall be pending or threatened by any third party before any court or authority seeking to restrain or prohibit or declare illegal, or seeking substantial damages against Seller or any of its affiliates in connection with the transactions contemplated by this Agreement.

                  X.1.4. Consent of Existing Lenders. The Existing Lenders shall have consented (the "Existing Lenders' Consent") in writing to (i) the assumption of the Existing Financing by Purchaser and/or its Permitted Assignee(s) and (ii) the amendment of the ROEA pursuant to Section 9.13 hereof. It shall be a condition to the delivery of the Existing Lenders' Consent that the Existing Lenders shall not have imposed any obligations on Seller or Purchaser in connection with the assumption of the Existing Financing other than the obligations specifically provided for in that certain Mortgage dated as of December 5, 1995 (the "Mortgage"), from Seller (and related parties), to the Existing Lenders under the paragraph entitled "Due on Sale". Notwithstanding anything contained herein to the contrary, Purchaser shall have the right, at its own cost and expense, and subject to the consent of the Existing Lenders, to satisfy any additional or contingent obligations imposed by the Existing Lenders with respect to the granting by the Existing Lenders of the Existing Lenders' Consent. In connection with the Existing Lenders' Consent, Seller covenants and agrees that it shall use best efforts to obtain such consent; provided, however, Seller shall not be required (x) to satisfy any obligations or conditions imposed by the Existing Lenders with respect to such consent other than the obligations specifically set forth in the Mortgage under the paragraph entitled "Due on Sale," or (y) to incur any expense in connection with obtaining the Existing Lenders' Consent to the matter set forth in subsection (ii) above. At the request of the Existing Lenders, Seller shall enter into a subordination agreement, in form and substance reasonably acceptable to Seller and the Existing Lenders, to subordinate the Contingent Consideration Agreement to the Existing Financing.

                  Seller shall have the right at any time to deliver a notice to Purchaser (the "ROEA Waiver Notice"), waiving the delivery by the Existing Lenders of their consent to the amendment of the ROEA as a condition of Closing hereunder, and upon the delivery of the ROEA Waiver Notice, the provision of subsection 10.1.4(ii) above shall be deemed deleted from this Agreement.

                  In the event the Existing Lenders' Consent is not obtained by December 10, 1996, Seller shall have the right, exercisable by notice (the "Seller's Termination Notice") to Purchaser to terminate this Agreement, but subject to the further rights set forth in this paragraph. On the date (the "Termination Date") which is fourteen (14) days following the delivery of the Seller's Termination Notice to Purchaser, the Deposit shall be returned to Purchaser and neither party hereto shall have any further rights or obligations pursuant hereto, subject to the Surviving Termination obligations, unless prior to the Termination Date, the Existing Lenders' Consent shall have been delivered. Purchaser shall have the right, following the delivery of the Seller's Termination Notice, to contact the Existing Lenders to seek to obtain the Existing Lenders' Consent. If the Existing Lenders' Consent is so delivered, this Agreement shall remain in full force and effect.

                  X.1.5. Seller's ALTA Loan Policy. Seller shall have obtained an ALTA Loan Policy for the Purchase Money Mortgage insuring the lien thereof subject only to the Permitted Exceptions.

                  X.1.6.  Intentionally Deleted.

                  X.1.7. Contingent Consideration Agreement. Purchaser shall have executed the Contingent Consideration Agreement.

                  X.1.8. Purchase Money Loan. Purchaser shall have executed the Purchase Money Loan Documents and the same (as appropriate) shall have been delivered to the Title Company for recording.

                  X.1.9.  Intentionally Deleted.

                  X.1.10. Termination. In the event Seller shall elect not to close due to the failure of any one or more of the conditions precedent to Seller's obligation to sell set forth in this Section 10.1, Seller shall so notify Purchaser on the day of Closing in writing specifying the unfulfilled conditions, Seller shall direct the Escrow Agent to return the Deposit to Purchaser and this Agreement shall terminate, and neither party shall have any further obligation under this Agreement (except the Surviving Termination Obligations). Notwithstanding anything to the contrary contained herein, in the event that Seller delivers a termination notice to Purchaser pursuant to this
Section 10.1.9, Purchaser shall have the right (provided that it delivers a notice to Seller within two days of its receipt of Seller's termination notice), to extend the scheduled Closing Date for a period of up to ten (10) business days in order to allow the satisfaction of the unfulfilled conditions to the obligations of Seller specified in Seller's termination notice.

         X.2. Conditions to Obligations of Purchaser. The obligations of Purchaser under this Agreement to purchase the Property and consummate the other transactions contemplated hereby shall be subject to the satisfaction of the following conditions on or before the Closing Date, except to the extent that any of such conditions may be waived by Purchaser in writing at Closing.

                  X.2.1. Representations, Warranties and Covenants of Seller. All representations and warranties of Seller in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if such representations and warranties were made anew as of the Closing Date, any changes to such representations disclosed by Seller pursuant to Article 11.1.15 shall be acceptable to Purchaser, and Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller prior to the Closing Date. The provisions of this Section 10.2.1 shall be effective whether or not Seller had actual knowledge that any of the representations or warranties made by Seller in this Agreement were not true and correct in all material respects as of the Closing Date.

                  X.2.2. No Orders. No order, writ, injunction or decree shall have been entered and be in effect by any court of competent jurisdiction or any authority, and no statute, rule, regulation or other requirement shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates the transactions contemplated hereby.

                  X.2.3. No Suits. No suit or other proceeding shall be pending or threatened by any third party not affiliated with or acting at the request of Purchaser before any court or authority seeking to restrain or prohibit or declare illegal, or seeking substantial damages against Purchaser in connection with the transactions contemplated by this Agreement.

                  X.2.4. Intentionally Deleted.

                  X.2.5. Title. At the time of Closing, title to the Property shall be as provided in this Agreement.

                  X.2.6. ISRA. The conditions set forth in Section 16.18 hereof shall have been met.

                  X.2.7. Status of Existing Financing. Purchaser shall have received an estoppel certificate in form and substance reasonably acceptable to Purchaser, duly executed by each of the Existing Lenders.

                  X.2.8. Estoppel Certificates. Purchaser shall have received Estoppel Certificates from (i) the six (6) major tenants (the "Major Tenants") listed on Schedule 8 attached hereto, and (ii) Estoppel Certificates from tenants occupying 50% of the rentable square feet of the Improvements (exclusive of the rentable square feet of the Improvements leased to the Major Tenants).

                  X.2.9. Fox Lance Agreements - Consents. The City of Jersey City shall have consented (the "City Consent") to the assignment of the Fox-Lance Agreements (described on Schedule 9 attached hereto) to Purchaser. In connection with the consents required pursuant to this Section 10.2.9, Seller covenants and agrees that it shall use diligent efforts to obtain the consents required under this subsection; provided, however, Seller shall have no obligation to incur any costs or expenses in connection therewith.

                  X.2.10. Termination. In the event Purchaser shall elect not to close due to the failure of any one or more of the conditions precedent to Purchaser's obligation to consummate this transaction set forth in this Section 10.2, Purchaser shall so notify Seller on the day of Closing in writing specifying the unfulfilled conditions, Seller shall direct the Escrow Agent to return the Deposit to Purchaser and this Agreement shall terminate, and neither party shall have any further obligation under this Agreement (except the Surviving Termination Obligations). Notwithstanding anything to the contrary contained herein, in the event that Purchaser delivers a termination notice to Seller pursuant to this Section 10.2.10, Seller shall have the right (provided that it delivers a notice to Purchaser within two days of its receipt of Purchaser's termination notice), to extend the scheduled Closing Date for a period of up to ten (10) business days in order to allow the satisfaction of the unfulfilled conditions to the obligations of Purchaser specified in Purchaser's termination notice.


XI.                                 ARTICLE XI.

                                     Closing

         XI.1. Seller's Closing Obligations. Seller, at its sole cost and expense, shall deliver or cause to be delivered to Purchaser at Closing the following:

                  XI.1.1. A bargain and sale deed with covenants against grantor's acts (the "Deed") substantially in the form attached hereto as Exhibit L, properly executed by Seller conveying to Purchaser the Land and Improvements described on Exhibit A and Exhibit A-1 in fee simple, subject only to the Permitted Exceptions.

                  XI.1.2. An Assignment and Assumption of Ground Lease with respect to each of the Ground Leases, duly executed by each of the respective Ground Lessees.

                  XI.1.3. An "Assignment and Assumption of Leases" in the form of Exhibit M attached hereto, with respect to the Leases, duty executed by Seller.

                  XI.1.4. An "Assignment and Assumption of Ground Leases (Lessor)" in the form of Exhibit N attached hereto, with respect to the Ground Leases, duly executed by Seller.

                  XI.1.5. An "Assignment and Assumption of Contracts" in the form of Exhibit O attached hereto, duly executed by Seller.

                  XI.1.6. An "Assignment and Assumption of Option Agreement" in the form of Exhibit P attached hereto duly executed by Seller with respect to that certain Option Agreement dated as of June 26, 1984 between Consolidated Rail Corporation, as optionor, and Seller (as successor in interest), as optionee, as more particularly described in Exhibit J.

                  XI.1.7. An Assignment and Assumption Agreement with respect to the Existing Loan (the "Assignment and Assumption of the Existing Loan"), in form and substance acceptable to Seller, Purchaser and the Existing Lenders, duly executed by Seller.

                  XI.1.8. An "Assignment and Assumption of the Fox Lance Agreements" in the form of Exhibit Q attached hereto, duly executed by Seller.

                  XI.1.9. A list of cash security deposits and all non-cash security deposits (including letters of credit) delivered by tenants to Seller under the Leases, together with, subject to the provisions of Section 4.2.7 hereof, other instruments of assignment, transfer, signature guaranty or consent as may be necessary to permit Purchaser to realize upon the same, each duly executed and delivered by Seller.

                  XI.1.10. Copies of the Contracts, the Licenses and Permits and the warranties and guarantees (originals will be provided if available).

                  XI.1.11. Signed copies of all Leases in effect on such date and all other documents in the possession of Seller or the Managing Agent relating to the tenants under such Leases;

                  XI.1.12. Copies of the current plans and specifications for the Improvements and copies of the as-built plans and specifications for the Improvements (including tenant spaces), that are in the possession of Seller;

                  XI.1.13. Written notices executed by Seller, addressed to each tenant, or subtenant, under a Lease or Ground Lease (i) acknowledging the sale of the Property to Purchaser and (ii) indicating that rent should thereafter be paid to Purchaser and giving instructions therefore, substantially in the form of Exhibit R attached hereto.

                  XI.1.14. Written notices executed by Seller, addressed to each party performing services pursuant to a Contract indicating that the Property has been sold to Purchaser and that all rights of Seller thereunder have been assigned to Purchaser.

                  XI.1.15. A certificate in the form of Exhibit S attached hereto, indicating that the representations and warranties set forth in Article VII are true and correct on the Closing Date, or, if there have been changes, describing such changes.

                  XI.1.16. A "Bill of Sale" in the form attached hereto as Exhibit T, conveying, transferring and selling to Purchaser (with no value separate from the Real Property) all right, title and interest of Seller in and to the Personal Property.

                  XI.1.17. A certificate substantially in the form attached hereto as Exhibit U ("Firpta Affidavit") certifying that Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended.

                  XI.1.18. The following items to the extent in Seller's possession, or under Seller's control: (i) keys for all entrance doors in the Improvements, (ii) all original books, records, tenant files, operating reports, files, plans and specifications and other materials related to the operation of the Property; (iii) the originals (or copies where originals are not available) of the Contracts and the Licenses and Permits, and (iv) a revised Rent Roll, updated to within ten (10) business days of the Closing.

                  XI.1.19. Evidence reasonably satisfactory to Purchaser and the Title Company that the person executing the Closing documents on behalf of Seller has full right, power and authority to do so.

                  XI.1.20. Affidavits and other matters as are reasonably requested by the Title Company pursuant to Section 6.1.5 of this Agreement.

                  XI.1.21. Provided that Purchaser closes the transaction hereunder in accordance with the terms and provisions of this Agreement, a letter from Seller to the Escrow Agent authorizing the return of the Deposit to Purchaser.

                  XI.1.22. The Estoppel Certificates required to be delivered by Seller to Purchaser pursuant to Section 10.2.8 hereof.

                  XI.1.23. (i) A lease agreement (in form and substance reasonably acceptable to Purchaser and Seller), between Seller, as landlord, and a tenant reasonably acceptable to Purchaser, as tenant, pursuant to which such tenant shall lease approximately 38,045 square feet of vacant space at the Property previously leased to Jefferson Insurance Company (the "Jefferson Lease") for a twelve month period commencing January 1, 1997 and agrees to pay fixed rent under such lease in an aggregate amount of $875,000 per annum.

                  (ii) The Jefferson Lease will be on the standard form of lease currently in use at the Property, and will provide that (x) until such time as the tenant occupies the space demised under such lease, such tenant shall have no obligations under the Jefferson Lease other than the payment of fixed rent in the amount stipulated in subsection (i) above, (y) Purchaser shall be free to recapture or sublease the premises demised under the Jefferson Lease in whole or in part if it locates a suitable tenant for such space and (z) upon any such recapture or sublet (a) the Jefferson Lease will remain in place as to the tenant's obligation to make the monthly rental payments thereunder during the balance of the term of such lease, and (b) fifty percent (50%) of the base rent payable under such sublet will be applied to reduce such tenant's aggregate payment obligations under the Jefferson Lease.

                  XI.1.24. A lease agreement (in form and substance reasonably acceptable to Purchaser and Seller) between Seller, as landlord, and a tenant reasonably acceptable to Purchaser, as tenant, pursuant to which such tenant shall lease vacant space at the Property in the size and location to be mutually agreed upon by Seller and Purchaser prior to the Closing, for a period of five
(5) years commencing as of the Closing, and pursuant to which the tenant agrees to pay rent under such lease, in the monthly amount of thirty-three thousand three hundred thirty-three ($33,333) dollars. The foregoing lease will be on the standard form of lease currently in use at the Property and will provide that until such time as the tenant occupies the space demised under such lease, the tenant shall have no obligations under the lease other than the payment of fixed rent in the amount stipulated above.

                  XI.1.25. A lease agreement (in form and substance reasonably acceptable to Purchaser and Seller) between Seller, as landlord, and a tenant reasonably acceptable to Purchaser, as tenant, with respect to approximately 62,520 square feet of space at the Property consisting of (i) the space formerly leased to Aegis Insurance Company located on the Seventh Floor of Plaza II and
(ii) the space presently leased to American Presidential Lines located on the Seventh Floor of Plaza III (the "Additional Space Lease"). The Additional Space Lease shall (i) be on the standard form of lease currently in use at the property, (ii) be for a term of five (5) years, (iii) provide for the payment of fixed rent in the annual amount of $1,250,000, (iv) provide that until such time as the tenant occupies the space demised thereunder, the tenant shall have no obligations under the Additional Space Lease other than the payment of fixed rent as provided above, and (v) be on such other terms as the Seller and Purchaser shall reasonably agree upon.

                  XI.1.26. The Management Agreement and the Leasing Agreement pursuant to Section 16.20 hereof.

                  XI.1.27. A Subordination and Non-Disturbance Agreement, with respect to the Lease between Seller and BT Harborside, Inc., duly executed by the lender under the Purchase Money Loan, or its designee, in form and substance reasonably acceptable to such lender, or as otherwise in accordance with such Lease.

                  XI.1.28. At Closing, Seller shall have delivered possession of the Property to Purchaser, subject to the Permitted Exceptions and the rights of tenants under the Leases.

                  XI.1.29. As of the Closing Date, the outstanding principal amount due under the Existing Financing does not exceed $110,000,000.

                  XI.1.30. Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement.

         XI.2. Purchaser's Closing Obligations. Purchaser, at its sole cost and expense, shall deliver or cause to be delivered to Seller at Closing the following:

                  XI.2.1. The Cash Portion of the Purchase Price, after all adjustments are made at the Closing as herein provided, by Federal Reserve wire transfer of immediately available funds.

                  XI.2.2.   Purchaser   shall  duly  execute,   acknowledge  (as
appropriate) and deliver:

                  (i) an Assignment and Assumption of Ground Lease for each Ground Lease;

                  (ii)     the Assignment and Assumption of Leases;

                  (iii)    the Assignment and Assumption of Contracts;

                  (iv)     the Assignment and Assumption of Option Agreement;

                  (v)      the Assignment and Assumption of the Existing Loan;

                  (vi)     the Purchase Money Loan Documents;

                  (vii) An opinion from Pryor Cashman Sherman & Flynn, in form and substance reasonably acceptable to Seller, or its assignee, regarding the due execution, delivery and enforceability of the Purchase Money Loan Documents;

                  (viii) receipt for delivery and acceptance of the Security Deposits;

                  (ix)     the Contingent Consideration Agreement;

                  (x)      the Contingent Consideration Guaranties; and

                  (xi)     the Management Agreement and the Leasing Agreement.

                  XI.2.3. Evidence reasonably satisfactory to Seller and the Title Company that the person executing the Closing documents on behalf of Purchaser has full right, power and authority to do so.

                  XI.2.4. A certificate in the form of Exhibit V attached hereto, indicating that the representations and warranties set forth in Article VIII are true and correct on the Closing Date, or, if there have been changes, describing such changes.

                  XI.2.5. Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement.


XII.                              ARTICLE XII.

                                  Risk of Loss

         XII.1. Condemnation and Casualty. If, prior to the Closing Date, all or any portion of the Property is taken by eminent domain, or is the subject of a pending taking which has not been consummated, or is destroyed or damaged by fire or other casualty, Seller shall notify Purchaser of such fact promptly after Seller obtains knowledge thereof. If such condemnation or casualty is "Material" (as hereinafter defined), Purchaser shall have the option to terminate this Agreement upon notice to Seller given not later than fifteen (15) days after receipt of Seller's notice, or the Closing Date, whichever is earlier. If this Agreement is terminated, the Deposit shall be returned to Purchaser and thereafter neither Seller nor Purchaser shall have any further rights or obligations to the other hereunder except with respect to the Surviving Termination Obligations. If this Agreement is not terminated, Seller shall not be obligated to repair any damage or destruction but (x) Seller shall assign and turn over to Purchaser all of the insurance proceeds or condemnation proceeds, as applicable, net of all costs of repairs and net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty or condemnation, including any rent abatement insurance accruing after the Closing for such casualty or condemnation, and (y) the parties shall proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price except for a credit in the amount of the applicable insurance deductible.

         XII.2. Condemnation not Material. If the condemnation is not Material, then the Closing shall occur without abatement of the Purchase Price and, after deducting all of Seller's reasonable costs and expenses incurred in collecting any award, Seller shall assign all remaining awards or any rights to collect awards to Purchaser on the Closing Date, unless the condemnation affects the Upland Parcels or the Piers, in which event the condemnation award shall be split between Purchaser and Seller.

         3. Casualty not Material. If the Casualty is not Material, then the Closing shall occur without abatement of the Purchase Price except for a credit in the amount of the applicable deductible and Seller shall not be obligated to repair such damage or destruction and Seller shall assign and turn over to Purchaser all of the insurance proceeds net of any costs of repairs and net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or such casualty, including any rent abatement insurance accruing after the Closing for such casualty.

         XII.4. Materiality. For purposes of this Article 12, (i) with respect to a taking by eminent domain, the term "Material" shall mean a taking of any portion of (x) the office building located on the BT Parcel, or (y) the office buildings located on the property demised under the Plaza II/III Ground Lease (as defined in Exhibit B-1 hereto) excluding, however, any taking solely of subsurface rights or takings for utility easements or right of way easements, if the surface of such property, after such taking, may be used in substantially the same manner as though such rights had not been taken and (ii) with respect to a casualty, the term "Material" shall mean any casualty such that the cost of repair, as reasonably estimated by an independent engineer licensed to do business in the State of New Jersey acceptable to Seller and Purchaser, is in excess of $5,000,000.


XIII.                              ARTICLE XIII.

                                     Default

         XIII.1. Default by Seller.

                  XIII.1.1. Except as set forth below, in the event the Closing and the transactions contemplated hereby do not occur as provided herein by reason of the default of Seller, Purchaser may elect, as the sole and exclusive remedy of Purchaser, to (i) terminate this Agreement and receive the Deposit from the Escrow Agent in accordance with the terms and provisions of Section
16.15 hereof, and in such event Seller shall not have any liability whatsoever to Purchaser hereunder other than with respect to the Surviving Termination Obligations or (ii) enforce specific performance of this Agreement. Purchaser shall be deemed to have elected to terminate this Agreement (as provided in subsection (i) above) if Purchaser fails to deliver to Seller written notice of its intent to file a cause of action for specific performance against Seller on or before six (6) months after written notice of termination from Seller or six
(6) months after the originally scheduled Closing Date, whichever shall occur first, or having given Seller notice, fails to file a lawsuit asserting such cause of action within six (6) months after the originally scheduled Closing Date. Notwithstanding the foregoing, nothing contained herein shall limit Purchaser's remedies at law or in equity as to the Surviving Termination Obligations.

                  XIII.1.2. Notwithstanding anything to the contrary contained herein, in the event that Seller takes an affirmative action to wilfully violate any covenant of Seller contained herein, and Purchaser elects to terminate this Agreement as provided herein (i) Seller shall reimburse Purchaser for all of its actual and verified, non-affiliated third party expenses (including reasonable attorneys' fees) incurred by Purchaser solely in connection with the transaction contemplated under this Agreement, and (ii) in the event that Seller sells the Property to any third party prior to December 31, 1996, Purchaser shall have the right to sue for damages and/or pursue any remedy available to Purchaser, at law or in equity. The mere failure to occur of any condition to Closing shall not be deemed to be an affirmative action to wilfully violate any covenant contained herein. The provisions of this Section 13.1.2 shall survive the Closing and/or termination of this Agreement.

         XIII.2. Default by Purchaser. In the event the Closing and the transactions contemplated hereby do not occur as provided herein by reason of any default of Purchaser, Purchaser and Seller agree it would be impractical and extremely difficult to fix the damages which Seller may suffer. Therefore, Purchaser and Seller hereby agree a reasonable estimate of the total net detriment Seller would suffer in the event Purchaser defaults and fails to complete the purchase of the Property is and shall be, as Seller's sole and exclusive remedy (whether at law or in equity), a sum equal to the Deposit. Upon such default by Purchaser, Seller shall have the right to receive the Deposit from the Escrow Agent, in accordance with the terms and provisions of Section
16.15 hereof, as its sole and exclusive remedy and thereupon this Agreement shall be terminated and neither Seller nor Purchaser shall have any further rights or obligations hereunder except with respect to the Surviving Termination Obligations. The amount of the Deposit shall be the full, agreed and liquidated damages for Purchaser's default and failure to complete the purchase of the Property, all other claims to damages or other remedies being hereby expressly waived by Seller. Notwithstanding the foregoing, nothing contained herein shall limit Seller's remedies at law or in equity as to the Surviving Termination Obligations.


XIV.                               ARTICLE XIV.

                                     Brokers

         XIV.1. Brokerage Indemnity. Purchaser shall indemnify Seller, its affiliates, and its and their partners, trustees, advisors, officers, and directors, against all losses, damages, costs, expenses (including reasonable fees and expenses of attorneys), causes of action, suits or judgments of any nature arising out of any claim, demand or liability to or asserted by any broker, agent or finder, licensed or otherwise, claiming to have dealt with Purchaser in connection with this transaction other than Morgan Stanley Realty Incorporated (the "Broker"). Seller shall indemnify Purchaser and its affiliates, and its and their partners, trustees, advisors, officers and directors, against all losses, damages, costs, expenses (including reasonable fees and expenses of attorneys), causes of action, suits or judgments of any nature arising out of any claim, demand or liability to or asserted by the Broker in connection with this transaction or by any broker, agent or finder, licensed or otherwise, claiming to have dealt with Seller in connection with this transaction. Seller shall pay the Broker in connection with the consummation of the transactions contemplated by this Agreement pursuant to a separate agreement between Seller and Broker. The provisions of this Article 14 shall survive the Closing and/or termination of this Agreement.


XV.                                 ARTICLE XV.

                                 Confidentiality

         XV.1. Confidentiality. Seller and Purchaser each expressly acknowledges and agrees that the terms and provisions of that certain Confidentiality Agreement dated as of April 1, 1996, between Seller and Purchaser (the
"Confidentiality Agreement"), shall remain in full force and effect and shall not merge into this Agreement. Notwithstanding the foregoing, the Confidentiality Agreement shall terminate and be of no further force and effect from and after the Closing. Notwithstanding anything to the contrary contained in the Confidentiality Agreement, Purchaser shall have the right to discuss and commence negotiations with the City of Jersey City with respect to obtaining the City Consent, provided that such negotiations are undertaken in coordination with Seller's attorneys, and provided further that in no event shall Purchaser cause any ordinances or resolutions to be passed in connection therewith, without the prior written consent of Seller.

         XV.2. Publication. Notwithstanding the foregoing, (i) from and after the date hereof, Purchaser shall have the right to make such public announcements or filings with respect to the transaction as Purchaser may deem reasonably necessary in accordance with applicable law, or required on advice of counsel, and (ii) following Closing, either party shall have the right to announce the transfer of the Property in newspapers and real estate trade publications (including "tombstones" publicizing the purchase). Seller shall not make any public announcements or filings with respect to the transaction (except as otherwise may be required by law) until the earlier of (i) the delivery of the Waiver Notice, or (ii) until such time that Purchaser has made any such announcement or filing. In no event may the name of any affiliates of the Seller be disclosed in any public announcement or filings, without the express written consent of Seller.


XVI.                               ARTICLE XVI.

                                  Miscellaneous

         XVI.1. Notices. Any and all notices, requests, demands or other communications hereunder shall be deemed to have been duly given if in writing and if transmitted by hand delivery with receipt therefor, by facsimile delivery (with confirmation by hard copy), by overnight courier, or by registered or certified mail, return receipt requested, first class postage prepaid addressed as follows (or to such new address as the addressee of such a communication may have notified the sender thereof) (the date of such notice shall be the date of actual delivery to the recipient thereof):

To Purchaser:              Cali Realty Corporation
                           11 Commerce Drive
                           Cranford, New Jersey  07016
                           Attn:  Roger W. Thomas, Esq.
                           Fax No.: (908) 272-6755

With a copy to:            Pryor Cashman Sherman & Flynn
                           410 Park Avenue
                           New York, New York  10022
                           Attn:  Andrew S. Levine, Esq.
                           Fax No.:  (212) 326-0806



To Seller:                Jones Lang Wootton Realty Advisors
                          335 Madison Avenue
                          New York, New York  10017
                          Attn:  Stephen J. Furnary
                          Fax No.: (212) 883-2700

With a copy to:            Skadden, Arps, Slate, Meagher & Flom
                           919 Third Avenue
                           New York, New York  10022
                           Attn:  Richard R. Kalikow, Esq.
                           Fax No.: (212) 735-2001

                           and:

                           Messner, Pavek & Reeves, LLC
                           600 17th Street
                           Suite 2100 South
                           Denver, Colorado  80202
                           Attn:  Bryant Messner, Esq.
                           Fax No.: (303) 623-0552

To Escrow Agent:           First American Title Insurance
                           Company of New York
                           228 East 45th Street
                           New York, New York  10017-3303
                           Attn:  Judy Pagnatta
                           Fax No.: (212) 922-0885

         Purchaser's counsel may give any notices or other communications hereunder on behalf of Purchaser and Seller's counsel may give any notices or other communications hereunder on behalf of Seller.

         XVI.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         XVI.3. Headings. The captions and headings herein are for convenience and reference only and in no way define or limit the scope or content of this Agreement or in any way affect its provisions.

         XVI.4. Business Days. If any date herein set forth for the performance of any obligations of Seller or Purchaser or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term "legal holiday" means any state or Federal holiday for which financial institutions or post offices are generally closed in the state where the Property is located.

         XVI.5. Counterpart Copies. This Agreement may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Agreement.

         XVI.6. Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         XVI.7. Assignment. This Agreement may not be assigned by Purchaser except to a directly or indirectly wholly-owned subsidiary or subsidiaries of Purchaser, or to a partnership in which any such wholly-owned subsidiary or subsidiaries owns, either directly or indirectly, at least 75% of the profits, losses and cash flow thereof and controls the management of the affairs of such partnership (any such entity, a "Permitted Assignee") and any other assignment or attempted assignment by Purchaser shall constitute a default by Purchaser hereunder and shall be deemed null and void and of no force or effect. Notwithstanding anything to the contrary contained herein, Purchaser may assign
(i) the right to purchase the Real Property and (ii) the right to purchase the Ground Lessees' interests in the Ground Leases to different entities, provided, however, that each of such entities is a Permitted Assignee. A copy of any assignment permitted hereunder, together with an agreement of the assignee assuming all of the terms and conditions of this Agreement to be performed by Purchaser, in form reasonably satisfactory to counsel for Seller, shall be delivered to the attorneys for Seller prior to the Closing, and in any event no such assignment shall relieve Purchaser from Purchaser's obligations under this Agreement nor result in a delay in the Closing.

         XVI.8. Interpretation. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Seller and Purchaser have contributed substantially and materially to the preparation of this Agreement.

         XVI.9. Entire Agreement. Except with respect to (i) the Confidentiality Agreement and (ii) the Access Agreement, which agreements shall remain in full force and effect, this Agreement and the Exhibits attached hereto contain the final and entire agreement between the parties hereto with respect to the sale and purchase of the Property and are intended to be an integration of all prior negotiations and understandings. Purchaser, Seller and their agents shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained herein. No change or modifications to this Agreement shall be valid unless the same is in writing and signed by the parties hereto. Each party reserves the right to waive any of the terms or conditions of this Agreement which are for their respective benefit and to consummate the transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement which have not been so waived. Any such waiver must be in writing signed by the party for whose benefit the provision is being waived.

         XVI.10. Severability. If any one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         XVI.11. Survival. Except as otherwise specifically provided for in this Agreement (collectively, the "Surviving Termination Obligations"), the provisions of this Agreement and the representations and warranties herein shall not survive after the conveyance of title and payment of the Purchase Price but be merged therein.

         XVI.12. Exhibits. Exhibits A through X and Schedules 1 through 9 attached hereto are incorporated herein by reference.

         XVI.13. Limitation of Liability. The obligations of Seller are intended to be binding only on Seller and Seller's assets, and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of the partners, officers, directors, shareholders, advisors, trustees, agents, or employees of Seller, or its affiliates.

         XVI.14. Prevailing Party. Should either party employ an attorney to enforce any of the provisions hereof, (whether before or after Closing, and including any claims or actions involving amounts held in escrow), the nonprevailing party in any final judgment agrees to pay the other party's reasonable attorneys' fees and expenses in or out of litigation and, if in litigation, trial, appellate, bankruptcy or other proceedings, expended or incurred in connection therewith, as determined by a court of competent jurisdiction. The provisions of this Section 16.14 shall survive Closing and/or any termination of this Agreement.

         XVI.15. Escrow Agreement.

                  XVI.15.1. Instructions. This Agreement, together with such further instructions, if any, as the parties shall provide to Escrow Agent by written agreement, shall constitute the escrow instructions. If any requirements relating to the duties or obligations of Escrow Agent hereunder are not acceptable to Escrow Agent, or if Escrow Agent requires additional instructions, the parties hereto agree to make such deletions, substitutions and additions hereto as counsel for Purchaser and Seller shall mutually approve, which additional instructions shall not substantially alter the terms of this Agreement unless otherwise expressly agreed to by Seller and Purchaser.

                  XVI.15.2. Real Estate Reporting Person. Escrow Agent is hereby designated the "real estate reporting person" for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Agent shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation. Seller and Purchaser shall promptly furnish their federal tax identification numbers to Escrow Agent and shall otherwise reasonably cooperate with Escrow Agent in connection with Escrow Agent's duties as real estate reporting person. This provision is operative only if applicable.

                  XVI.15.3. Liability of Escrow Agent. The parties acknowledge that the Escrow Agent shall be conclusively entitled to rely, except as hereinafter set forth, upon a certificate from Purchaser or Seller as to how the Deposit (which, for purposes of this Section shall be deemed to also include any other escrowed funds held by the Escrow Agent pursuant to this Agreement) should be disbursed. Any notice sent by Seller or Purchaser (the "Notifying Party") to the Escrow Agent shall be sent simultaneously to the other noticed parties pursuant to Section 16.1 herein (the "Notice Parties"). If the Notice Parties do not object to the Notifying Party's notice to the Escrow Agent within ten (10) days after the Notice Party's receipt of the Notifying Party's certificate to the Escrow Agent, the Escrow Agent shall be able to rely on the same. If the Notice Parties send, within such ten (10) days, written notice to the Escrow Agent disputing the Notifying Parties certificate, a dispute shall exist and the Escrow Agent shall hold the Deposit as hereinafter provided. The parties hereto hereby acknowledge that Escrow Agent shall have no liability to any party on account of Escrow Agent's failure to disburse the Deposit if a dispute shall have arisen with respect to the propriety of such disbursement and, in the event of any dispute as to who is entitled to receive the Deposit, disburse them in accordance with the final order of a court of competent jurisdiction, or to deposit or interplead such funds into a court of competent jurisdiction pending a final decision of such controversy. The parties hereto further agree that Escrow Agent shall not be liable for failure of any depository and shall not be otherwise liable except in the event of Escrow Agent's gross negligence or willful misconduct. The Escrow Agent shall be reimbursed on an equal basis by Purchaser and Seller for any reasonable expenses (including attorneys' fees and disbursements) incurred by the Escrow Agent arising from a dispute with respect to the Deposit. Notwithstanding anything to the contrary contained in this
Section 16.15.3, prior to the expiration of the Feasibility Period, or the delivery of the Waiver Notice, the Escrow Agent shall be conclusively entitled to rely on a certificate from the Purchaser requesting the return of the Deposit and the Escrow Agent, upon receipt of such certificate, shall promptly return the Deposit to Purchaser and immediately thereafter notify Seller of such action.

         XVI.16. No Recording. Neither this Agreement nor any memorandum or short form hereof shall be recorded or filed in any public land or other public records of any jurisdiction, by either party and any attempt to do so may be treated by the other party as a breach of this Agreement.

         XVI.17. Waiver of Trial by Jury. The respective parties hereto shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement, or for the enforcement of any remedy under any statute, emergency or otherwise.

         XVI.18. ISRA Obligations.

                  XVI.18.1. Prior to the Closing, Seller shall apply for a letter (the "Non-Applicability Letter") from the New Jersey Department of Environmental Protection ("NJDEP") confirming that the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et. seq. ("ISRA") does not apply to the sale of the Real Property contemplated by this Agreement. If the NJDEP determines that ISRA applies to any leasehold or other portion of the Real Property, Seller shall undertake to obtain from the NJDEP either an approved Negative Declaration or a No Further Action Letter (the Non-Applicability Letter, Negative Declaration or No Further Action Letter, as the case may be, are hereinafter referred to collectively as the "ISRA Clearance") with respect to those portions of the Real Property which are subject to ISRA. If Seller is unable to obtain ISRA Clearance by the date set for Closing, then either party may extend the Closing Date for a period not to exceed sixty (60) days to obtain ISRA Clearance.

                  XVI.18.2. Purchaser acknowledges that certain areas of the Real Property, as identified by Seller on Exhibit W attached hereto (the "Remediation Property"), were previously the subject of investigation and cleanup either under ISRA or other environmental regulations (the "Prior Remediation Activities"). Seller represents that there are no open requirements pending with respect to the Prior Remediation Activities. Seller agrees to promptly make available to Purchaser all reports, correspondence and documents in its possession, or subject to its control, relating to the Prior Remediation Activities.

                  XVI.18.3. (i) If the NJDEP determines that ISRA applies to any leasehold or other portion of the Real Property, then Seller's and Purchaser's environmental consultants shall determine prior to the Closing the cost of any remediation required to obtain a Negative Declaration or a No Further Action Letter (the "Remediation Cost").

                  (ii) Upon determination of the Remediation Cost, Purchaser shall have the right to elect, in its sole discretion, to perform the work required by NJDEP, in which event Purchaser shall receive a credit in the amount of the Remediation Cost (provided, in all events, that such amount is equal to or less than $250,000) against the Cash Portion of the Purchase Price at Closing. Purchaser shall provide Seller with notice of its election (the "Purchaser's IRSA Notice") under this subsection (ii) within ten days of the determination of the Remediation Cost.

                  (iii) In the event that the Remediation Cost is equal to or less than $250,000 and Purchaser does not so elect to perform any such remediation work, Seller and Purchaser shall proceed to Closing, provided that Seller shall be obligated to perform any required remediation work pursuant to:
(a) obtaining NJDEP approval of a Remedial Action Work Plan (including establishing a remediation funding source satisfactory to NJDEP), or (b) entering into a Remediation Agreement with NJDEP and establishing a remediation funding source satisfactory to the NJDEP allowing the transaction to close prior to Seller's obtaining ISRA Clearance. If the Closing occurs pursuant to alternatives (a) or (b) above, then Purchaser shall cooperate with Seller and allow Seller access to the Property after Closing and, subject expressly to the limitation of Seller's liability set forth in this Section 16.18.3, Seller shall promptly undertake all investigation and/or remediation necessary to obtain an approved Negative Declaration or a No Further Action Letter, which Negative Declaration or No Further Action Letter shall be delivered to Purchaser upon receipt. In no event shall Seller's remediation involve a ground water Classification Exception Area or engineering or institutional controls without the consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. Such access to the Property shall be pursuant to the terms and provisions of an access agreement, in form and substance reasonably acceptable to the parties hereto, to be entered into between Seller and Purchaser prior to any such investigation or remediation. In the event that Seller undertakes such remediation work, Purchaser acknowledges and agrees that Purchaser shall be responsible for all costs and expenses in excess of $250,000 with respect to such remediation. The provisions of this Section 16.18.1(iii) shall survive the Closing.

                  (iv) In the event that the Remediation Cost is greater than $250,000 and Purchaser does not elect to perform the remediation obligations, then this Agreement shall automatically terminate as of the date which is ten
(10) days after Purchaser's delivery of Purchaser's ISRA Notice stipulating that Purchaser does not elect to perform such remediation work in excess of $250,000, unless within such ten (10) day period Seller shall notify Purchaser of its election to assume all responsibility for all required remediation. If Seller shall so notify ("Seller's ISRA Notice") Purchaser of its election to perform the remediation work, Purchaser, in its sole discretion, shall notify Seller within five (5) days of its receipt of Seller's ISRA Notice of its election to close under this Agreement. In the event that Purchaser does not so elect to close, then this Agreement shall automatically terminate as of the date which is five (5) days after Seller's delivery of Seller's ISRA Notice in which event Seller's sole obligation shall be to direct the Escrow Agent to refund the Deposit to Purchaser and neither party hereto shall have any rights or obligations hereto, subject to the Surviving Termination Obligations and Escrow Agent's obligation to return the Deposit.

                  (v) In the event that Purchaser elects to perform such remediation obligations pursuant to sub-section (ii) or (iii) above, Purchaser shall enter into any requisite agreement required by the NJDEP to obtain ISRA Clearance and shall be responsible for the posting of any remediation funding source required in connection therewith. In the event that Purchaser so elects to perform the remediation costs and obligations pursuant to this Section, Purchaser acknowledges and agrees that as between Seller and Purchaser, Seller shall have no obligation with respect to such remediation costs (other than as specifically set forth above) or NJDEP requirements, it being the intent of the parties hereto that Purchaser shall perform all such remediation obligations and costs (other than as specifically set forth above).

         XVI.19.  Letter of Intent.  Upon  execution  of this  Agreement  by all parties hereto, it is the express intention of the parties hereto that the Letter of Intent dated July 23, 1996, between Morgan Stanley Realty,
Incorporated and the Purchaser, and acknowledged by Seller, shall be null and void and of no further force or effect.

         XVI.20. Management Agreement. As a condition of Closing, Purchaser, or an affiliate, shall retain the Managing Agent as the managing agent and the exclusive leasing agent for the Property. At Closing, Purchaser and the Managing Agent shall enter into (i) a management agreement (the "Management Agreement") on terms and provisions reasonably acceptable to such parties; provided, however, that (y) the management fee payable to the Managing Agent by Purchaser shall equal three (3%) percent of the base rents collected from tenants of the Property, inclusive of parking revenue, and (z) the term of the Management Agreement shall be for an initial term of eighteen (18) months; provided, however, that the Purchaser shall have the right (the "Renewal Option") to renew the Management Agreement for a renewal term consisting of twelve (12) months on the same terms and conditions, and (ii) a leasing agreement for the entire Property (the "Leasing Agreement") on terms and provisions reasonably acceptable to such parties; provided, however, that (x) the leasing commission to be payable to the Managing Agent under the Leasing Agreement shall be the standard leasing commissions and overrides payable in New Jersey, (y) the term of the Leasing Agreement shall be for the lesser of (I) thirty (30) months, or (II) until such time as Purchaser shall have executed leases for 62,520 square feet of space at the Property which was vacant as of September 15, 1996, and (z) shall provide that in the event the Renewal Option in the Management Agreement is not exercised, an additional $37,500 a month for the balance of the term of the Leasing Agreement shall be paid under the Leasing Agreement to the Managing Agent to provide consulting and management of the leasing process for Purchaser. The Leasing Agreement shall require the Managing Agent to retain Jones Lang Wootton USA ("JLW USA") pursuant to a separate sub-leasing agreement to provide leasing services for the Property. The Leasing Agreement shall provide that the Managing Agent shall receive the applicable leasing commissions with respect to any lease which is being negotiated (or with respect to which discussions have been commenced with a potential tenant) at the end of the term of the Leasing Agreement and which is executed within six (6) months following the end of such term. The Management Agreement and the Leasing Agreement shall specifically provide that neither the Managing Agent nor JLW USA shall be involved in, or advise the Purchaser in connection with, the sale or development of the Upland Parcels or the Piers. Purchaser acknowledges and agrees that all services to be provided by the Managing Agent (or its affiliates) and all actions to be taken in connection with the Management Agreement and the Leasing Agreement shall be in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

                   Purchaser acknowledges and agrees that all management fees with respect to the Property shall be the responsibility of Purchaser from and after the Closing and Seller acknowledges and agrees that all management fees with respect to the Property due for the period prior to the Closing are the responsibility of Seller.

         XVI.20.1. The provisions of this Section 16.20 shall survive the Closing.

         XVI.21. Collective Bargaining Agreements. Effective as of Closing, Purchaser agrees to assume and continue in full force and effect Seller's collective bargaining agreements with International Union of Operating Engineers, Local 68-68A-68B, effective June 1, 1996 to May 31, 1999, and with Local 617, International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America, effective January 1, 1996 to December 31, 1998 (the "Collective Bargaining Agreements"), and Purchaser shall have sole responsibility for all obligations and liabilities arising under the Collective Bargaining Agreements on and after Closing. Seller agrees to continue in full force and effect the Collective Bargaining Agreements prior to Closing and to retain all obligations and liabilities arising under the Collective Bargaining Agreements prior to Closing.

         XVI.22. Single Purpose Entities. Purchaser hereby covenants and agrees that the entity which acquires the Property, or which holds any ground lessor or ground lessee interest under the Ground Leases shall be a single purpose entity formed solely to own or hold such respective assets.



                   [Balance of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                  SELLER:

                  PLAZA ONE EXCHANGE PLACE LIMITED
                  PARTNERSHIP, a New Jersey limited partnership

                  By:  One Harborside Corp., a Delaware
                       corporation, general partner

                       By:
                             Name:    Stephen J. Furnary
                             Title:   President

                  HARBORSIDE EXCHANGE PLACE LIMITED
                  PARTNERSHIP, a New Jersey limited partnership

                  By:  Two Harborside Corp., a Delaware
                       corporation, general partner

                       By:
                             Name:    Stephen J. Furnary
                             Title:   President

                  PLAZA II AND III URBAN RENEWAL
                  ASSOCIATES L.P., a New Jersey limited
                  partnership

                  By: One Exchange Place Corporation, a New Jersey
                          corporation, general partner

                      By:
                            Name:    Stephen J. Furnary
                            Title:   President


                  PURCHASER:


                  CALI REALTY CORPORATION,
                  a Maryland corporation

                  By:
                       Name:
                       Title:


         The following parties hereby execute this Agreement for the sole purpose of agreeing to be bound by the provisions of Section 1.2 hereof.

                HARBORSIDE URBAN RENEWAL
                ASSOCIATES L.P., a New Jersey limited partnership

                By: One Exchange Place Corporation, a New Jersey corporation, general partner

                     By:
                           Name:    Stephen J. Furnary
                           Title:   President

                PLAZA IV URBAN RENEWAL ASSOCIATES L.P.,
                 a New Jersey limited partnership

                By: One Exchange Place Corporation, a New Jersey corporation, general partner

                     By:
                           Name:    Stephen J. Furnary
                           Title:   President

                PLAZA V URBAN RENEWAL     ASSOCIATES L.P.,
                a New Jersey limited partnership

                By: One Exchange Place Corporation, a New Jersey
                          corporation, general partner

                     By:
                           Name:    Stephen J. Furnary
                           Title:   President

                PLAZA VI URBAN RENEWAL ASSOCIATES L.P.,
                a New Jersey limited partnership

                By: One Exchange Place Corporation, a New Jersey corporation, general partner

                     By:
                           Name:    Stephen J. Furnary
                           Title:   President

                NORTH PIER URBAN RENEWAL
                ASSOCIATES L.P., a New Jersey limited partnership

                By: One Exchange Place Corporation, a New Jersey corporation, general partner

                     By:
                           Name:    Stephen J. Furnary
                           Title:   President

                SOUTH PIER URBAN RENEWAL
                ASSOCIATES L.P., a New Jersey limited
                partnership

                By: One Exchange Place Corporation, a New Jersey corporation, general partner

                     By:
                           Name:    Stephen J. Furnary
                           Title:   President

         The Escrow Agent hereby executes this Agreement for the sole purpose of acknowledging receipt of the Deposit and its responsibilities hereunder and to evidence its consent to serve as Escrow Agent in accordance with the terms of this Agreement.

                                    ESCROW AGENT:


                                    FIRST AMERICAN TITLE INSURANCE
                                    COMPANY OF NEW YORK

                                    By:
                                         Name:
                                         Title: